Exhibit 10.590

OPERATING AGREEMENT

OF

IW JV 2009, LLC
(a Delaware limited liability company)

Dated as of

December 1,  2009

Page

ARTICLE 1

DEFINITIONS

1

1.1

Definitions

1

1.2

Construction

10

1.3

Headings

10

ARTICLE 2

FORMATION OF COMPANY

10

2.1

Effect of this Agreement and the Delaware Act

10

2.2

Name

10

2.3

Principal Place of Business

10

2.4

Registered Office and Registered Agent

10

2.5

Filing of Documents

10

2.6

Qualification in Foreign Jurisdictions

11

2.7

Ownership; Waiver of Right of Partition

11

2.8

Limitations

11

2.9

Term

11

2.10

[Reserved]

12

2.11

REIT Issues

12

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

12

3.1

Authority; Enforceability

12

3.2

Securities Compliance

12

3.3

Compliance With Anti-Terrorism Laws

13

3.4

Financial Capacity

13

3.5

Embargoed Person

13

3.6

Inland Member’s Membership Interest

13

3.7

Western

13

3.8

Inland Member

13

3.9

The Company

14

3.10

Mezz 2

14

3.11

Mezz 1

14

3.12

Project Entities

14

3.13

Property Management

14

3.14

Litigation

14

3.15

No Conflict; Consent

15

3.16

Encumbrances

15

3.17

Contemplated New Debt

15

3.18

Liabilities

16

3.19

Employees

16

ARTICLE 4

BUSINESS OF COMPANY; INVESTMENT ACTIVITIES

16

4.1

Business of the Company

16

4.2

Contribution of Existing Portfolio Interest

16

4.3

Ownership of Properties

16

4.4

Financing

17

4.5

Guarantees

17

i-

(continued)

Page

4.6

Property Management Generally

17

4.7

Exclusivity

18

ARTICLE 5

MANAGEMENT OF THE COMPANY

18

5.1

Management

18

5.2

Major Decisions

19

5.3

Meetings

20

5.4

[Reserved]

20

5.5

Liability for Certain Acts

20

5.6

Representatives Have No Exclusive Duty to Company

21

5.7

Banking and Insurance Matters

21

5.8

Resignation; Removal

21

5.9

Compensation and Reimbursement

21

5.10

Officers

22

5.11

Indemnification of Officers

22

5.12

Company Entity Officers

22

ARTICLE 6

RIGHTS AND OBLIGATIONS OF MEMBERS

23

6.1

May Not Bind Company

23

6.2

Limitation on Liability

23

6.3

List of Members

23

6.4

Priority and Return of Capital

23

6.5

Members Have No Exclusive Duty to Company

23

6.6

Indemnification of Members

23

ARTICLE 7

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

24

7.1

Capital Contributions

24

7.2

Withdrawal of Members’ Contributions to Capital

25

7.3

Capital Accounts

25

ARTICLE 8

ALLOCATIONS OF PROFITS AND LOSSES

26

8.1

Definitions Related to Allocations of Net Profits and Net Losses

26

8.2

Allocations of Net Profits and Net Losses

28

8.3

Proration of Items

28

8.4

Limitation on Loss Allocations

29

8.5

Intentions and Construction of Allocations

29

8.6

Special Allocations

29

8.7

Built-In Gain or Loss/Section 704(c) Tax Allocations

31

8.8

Recapture

31

8.9

Retention of Section 751 Assets

31

8.10

Prohibition Against Retroactive Allocations

32

ARTICLE 9

DISTRIBUTIONS TO MEMBERS

32

9.1

Operating Distributable Cash

32

9.2

Distribution of Promote

33

-ii-

(continued)

Page

9.3

Capital Event Distributable Cash

33

9.4

Tax Distributions

35

9.5

Annual Reconciliation

35

9.6

Limitation Upon Distributions

35

ARTICLE 10

CERTAIN FEES

35

10.1

Certain Fees to Western and Western Affiliates

35

ARTICLE 11

BOOKS AND RECORDS

36

11.1

Accounting Period

36

11.2

Records

36

11.3

Audits and Reports

3836

11.4

Methods of Accounting

38

11.5

Tax Matters Member

38

11.6

Matters Concerning Banking

38

11.7

Legal Counsel

38

11.8

Company Accountants

39

11.9

Certification

39

ARTICLE 12

TRANSFERABILITY AND WITHDRAWAL

40

12.1

Transfer Limitations

40

12.2

Right of First Offer; Tag Along Right

41

12.3

Western Call Right

43

12.4

Provisions Applicable to Right of First Offer and Call Agreement

43

12.5

Transfer Condition

45

12.6

Certain Permitted Transfers

45

12.7

Termination of Obligations

45

12.8

Restraining Order

46

12.9

No Termination

46

12.10

Withdrawal

46

12.11

Compliance with Loan Documents

46

ARTICLE 13

DISSOLUTION AND TERMINATION

46

13.1

Waiver of Rights

46

13.2

Voluntary Termination

46

13.3

Events of Involuntary Dissolution

47

13.4

Reformation of Company

47

13.5

Effect of Dissolution

47

13.6

Winding Up, Liquidation and Distribution of Assets

47

13.7

Certificate of Termination

48

13.8

Return of Contribution Nonrecourse to Other Members

48

ARTICLE 14

ADDITIONAL MEMBERS

48

14.1

Admission of a New Member

48

-iii-

(continued)

Page

ARTICLE 15

MISCELLANEOUS PROVISIONS

49

15.1

Governing Laws

49

15.2

No Action for Partition

49

15.3

Execution of Additional Instruments

49

15.4

Waivers

49

15.5

Rights and Remedies Cumulative

49

15.6

Severability

49

15.7

Heirs, Successors and Assigns

49

15.8

Third Parties

49

15.9

Counterparts

49

15.10

Certification of Non-Foreign Status

49

15.11

Notices

50

15.12

Amendments and Waivers

50

15.13

Invalidity

50

15.14

Further Assurances

50

15.15

Time

50

15.16

General Statutory Override

50

15.17

Exculpation

51

15.18

Waiver of Jury Trial

51

-iv-

EXHIBITS
A	Evaluation Materials
B	Project Entities
C	Contemplated New Debt
D	Form Project Entity Operating Agreement (Single Member)
E	Fee Schedule
F	Addresses for Notice
G	Form Mezz Entity Operating Agreement
H	Existing Portfolio
I	[Reserved]
J	Example of Dilution Calculation
K	Example of Capital Event Distributable Cash Calculation
L	Example of Section 7.1(d) Calculation
M	LLC Certificate

i-

OPERATING AGREEMENT

OF

IW JV 2009, LLC
(a Delaware limited liability company)

*  *  *  *  *

Transfer Restrictions

The interests in IW JV 2009, LLC (the “Interests”) are subject to the restrictions on transfer and other terms and conditions set forth in this Agreement.

The Interests have been acquired for investment and have not been registered under (a) the securities laws of the State of Delaware (the “Delaware Securities Laws”), (b) any other state securities laws, or (c) the United States Securities Act of 1933, as amended (the “Securities Act”).

Neither the Interests nor any part thereof may be offered for sale, pledged, hypothecated, sold, assigned, or transferred except in compliance with the terms and conditions of this Agreement and

(1)

pursuant to an effective registration statement under the Delaware Act or in a transaction which either is exempt from registration under the Delaware Securities Laws or is otherwise in compliance with the Delaware Securities Laws,

(2)

pursuant to an effective registration statement under any other applicable state securities laws or in a transaction which either is exempt from registration under any such laws or is otherwise in compliance with such laws, and

(3)

pursuant to an effective registration statement under the Securities Act or in a transaction which either is exempt from registration under the Securities Act or is otherwise in compliance with the Securities Act.

*  *  *  *  *

OPERATING AGREEMENT

OF

IW JV 2009, LLC
(a Delaware limited liability company)

THIS OPERATING AGREEMENT (this “Agreement”) of IW JV 2009, LLC, a Delaware limited liability company (the “Company”), dated as of December 1, 2009, by and between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“Western”), and INLAND EQUITY INVESTORS, LLC, a Delaware limited liability company (“Inland Member”).

Statement of Background

On or about November 18, 2009, Western formed the Company as a single member limited liability company by filing with the Delaware Secretary of State in accordance with the provisions of the Delaware Act the Company’s Certificate of Formation.  On or about November 30, 2009, Western contributed 100% of its direct and/or indirect interests in the Project Entities (defined herein) to the Company, the Company contributed such interests to Mezz 2 and Mezz 2 contributed such interests to Mezz 1, resulting in Mezz 1 being the direct and/or indirect owner of 100% of each of the Project Entities as reflected herein.  On or about the date hereof, the Company is issuing to Inland Member a Membership Interest (defined herein) in the Company upon making the Inland Member’s Initial Capital Contribution (defined herein).  In consideration of the mutual agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1

Definitions.  The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein);

“Accountants”  shall have the meaning set forth in Section 11.8.

“Additional Capital Contribution” has the meaning set forth in Section 7.1(c).

“Administrative Fee” shall mean a monthly fee equal to 0.25% (annualized) of the aggregate amount of Capital Contributions made to the Company by the Members as of the date of the calculation payable to Western (or at its option, Inland Management) as consideration payable to Western pursuant to Article 9 hereof in respect of any in-house legal costs for the preparation of the purchase and sale documents for acquisition and dispositions, in-house tax appeals, and the in-house cost of placing all mortgage debt on the Portfolio or any Individual Properties.

“Affiliate” means with respect to any Person, (a) in the case of an individual, any relative of such Person, (b) any officer, director, trustee, partner, manager, employee or holder of 10% or more of any class of the voting securities of or equity interest in such Person; (c) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (d) any officer, director, trustee, partner, manager, employee or holder of 10% or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement as originally executed and as amended from time to time in accordance with the provisions of Section 15.12.

“Annual Budget” has the meaning set forth in Section 11.3(a).

“Approved Annual Budget” means an Annual Budget approved by the Board of Directors.

“Automatic Extension” has the meaning set forth in Section 2.9.

“Bankruptcy” shall mean the events described in clauses (i), (ii), and (iii) of the definition of Default Event.

“Board of Directors” means a committee of three (3) members which shall manage the day to day affairs of the Company consisting of one (1) Director appointed by Inland Member and two (2) Directors appointed by Western.

“Book Value” shall mean, with respect to any Company asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)

The initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined and agreed by the Members at the time of contribution (or, in the absence of such an agreement, as determined in the reasonable discretion of the Board of Directors);

(ii)

The Book Values of all Company assets may be adjusted to equal their respective fair market values as of the following:

(A)

The acquisition of additional interests in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

(B)

The grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member;

(C)

The distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and

(D)

The liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g).

(iii)

The Book Value of any Company assets distributed to any Member shall be the gross fair market value of such asset, as determined by the Board of Directors in its reasonable discretion, on the date of such distribution; and

(iv)

The Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation § 1.704-1(b)(2)(iv)(m); provided, however, that Book Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Board of Directors makes an adjustment pursuant to subsection (ii) in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

“Business Day” shall mean any day other than a Saturday, Sunday or any other days on which national banks in Chicago, Illinois are not open for business.

“Call Price” has the meaning set forth in Section 12.3(d) hereof.

“Capital Account” has the meaning set forth in Section 7.3 hereof.

“Capital Call” has the meaning set forth in Section 7.1(c).

“Capital Contribution” means the contributions to the capital of the Company made by a Member pursuant to this Agreement.

“Capital Event” means any sale, financing or refinancing, condemnation, or realization of insurance claims paid in connection with any casualty loss in connection with any Existing Portfolio Project.

“Capital Event Distributable Cash” means the gross revenues derived by the Company from a Capital Event, less any third party debt(s) required to be paid in connection with the Capital Event and less all amounts required to pay any and all costs, charges and expenses associated with the transaction giving rise to the revenue and less amounts required to fund a reserve in an amount as established by the Board of Directors to cover anticipated expenses and liabilities related to the applicable Existing Portfolio Project that would not otherwise be provided for by the Company.

“Certificate of Formation” means the Certificate of Formation of the Company, as filed with the Secretary of State of Delaware and as the same may be amended from time to time.

“Closing” has the meaning set forth in Section 12.4(c) hereof.

“Closing Date” has the meaning set forth in Section 12.4(c) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means IW JV 2009, LLC, a Delaware limited liability company.

“Company Counsel” has the meaning set forth in Section 11.7 hereof.

“Company Entity”means a Mezz Entity or a Project Entity.

“Company Minimum Gain” has the meaning set forth in Section 8.1 hereof.

“Contemplated New Debt” shall mean the debt described on Exhibit C attached hereto and hereby made a part hereof.

“Default Event” with respect to or by either Western or Inland Member (i)  the filing of an involuntary petition in bankruptcy against such Member which is not dismissed within 120 days of such filing, (ii) such Member makes an assignment for the benefit of its creditors or the filing by such Member of any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Code or any present or future federal, estate or other statute or law relating to bankruptcy, insolvency or other relief for debtors, (iii) such Member seeking, or consenting to, or acquiescing in the appointment of any trustee, receiver, conservator or liquidator of it or of all or any substantial portion of its property or interest in the Company, (iv) a failure to timely perform its material obligations under this Agreement, which default continues beyond any applicable grace, notice or cure period, (v) any assignment of its Interests (in whole or in part) not expressly permitted in this Agreement, (vi) entry of a final judgment or decree of a court or governmental agency having proper jurisdiction, declaring it guilty of a felony, (vii) the intentional misapplication by it or any Affiliate of funds of the Company or any Affiliate, (viii) fraud or the intentional misrepresentation by it or any Affiliate of a material fact to another Member of the Company or such Member’s Director and (ix) a dissolution of, or the resignation and withdrawal from the Company by, either Western or Inland Member. The matters set forth in clauses (iv), (v) or (vii) above shall not constitute a Default Event if such matter does not pertain to wrongdoing involving a criminal conviction and such matter is cured within thirty (30) days following receipt of notice of such failure from the other Member, unless such matter by its very nature is incapable of being cured within such thirty (30) day period and the defaulting Member has commenced and is diligently pursuing a cure, in which event such defaulting Member shall have a commercially reasonable period not to exceed ninety (90) days to effect such cure.

“Default Sale Period” has the meaning set forth in Section 12.4(d) hereof.

“Delaware Act” means the Delaware Limited Liability Company Act (as from time to time amended).

“Delaware Securities Laws” means the securities laws of the State of Delaware.

“Deposit” has the meaning set forth in Section 12.4(b) hereof.

“Director” means any officer, director or employee of such Member selected by such Member to represent such Member on the Board of Directors.

“Dissolution Event” means any event, voluntary or involuntary, causing the dissolution and liquidation of the Company as set forth in Article 13.

“Distributable Cash” means, collectively, the Capital Event Distributable Cash and the Operating Distributable Cash.

“Embargoed Person” shall mean any Person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Company (whether directly or indirectly) is prohibited by law.

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, foreign trust or foreign business organization, or any other business entity or organization.

“Entity Documents” means for each Project Entity or Mezz Entity, the formation and organizational documents for such Project Entity or Mezz Entity, which shall, in all material respects, conform to the form of limited liability company operating agreement for a Project Entity attached hereto as Exhibit D (taking into account differences in the form of the particular Entity) or the form of limited liability company operating agreement for a Mezz Entity attached hereto as Exhibit G.

“Evaluation Materials” means, with respect to the Existing Portfolio, the information set forth on Exhibit A that is in Western’s or its agents’ possession.

“Existing Portfolio” means the retail properties more particularly described on Exhibit H attached hereto owned by the Project Entities, and which Project Entities have been contributed to Mezz 1.

“Existing Portfolio Project” means each of the retail properties contained within the Existing Portfolio.

“Existing Portfolio SPE” means a single purpose limited liability company, limited partnership or business trust which owns an Existing Portfolio Project and is wholly owned, directly or indirectly, by Western prior to the consummation of the transactions contemplated herein.

“Existing Portfolio Value” means $848,000,000.00.

“Extension Options” has the meaning set forth in Section 2.9.

“Fees” has the meaning set forth in Section 9.1 hereof.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

“Funding Member” has the meaning set forth in Section 7.1(d) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Hypothetical Liquidation” means a hypothetical transaction in which: (i) all claims held by the Company are settled for amounts of cash equal to their respective Book Values; (ii) all assets of the Company are sold for cash equal to their respective Book Values; (iii) all liabilities of the Company are satisfied according to their terms (limited, with respect to each nonrecourse liability, to the Book Value of the assets securing such liability); and (iv) all remaining cash is distributed to the Members in accordance with Section 9.3.

“Individual Property” shall mean any Existing Portfolio Project in the Portfolio.

“Initial Capital Contribution” means, respectively, Western’s Initial Capital Contribution and Inland Member’s Initial Capital Contribution.

“Initial Percentage Interest” means twenty three percent (23%) for Inland Member and seventy seven percent (77%) for Western.

“Initial Term” has the meaning set forth in Section 2.9.

“Initiating Member” has the meaning set forth in Section 12.4(f) hereof.

“Inland Management” means, as applicable, Inland Southwest Management LLC, Inland US Management LLC, Inland Pacific Management LLC or any successor entity by merger or consolidation which is an Affiliate of Western.

“Inland Member” means INLAND EQUITY INVESTORS, LLC, a Delaware limited liability company, together with its successors and assigns.

“Inland Member’s Counsel” has the meaning set forth in Section 11.7 hereof.

“Inland Member’s Initial Capital Contribution” means $50,000,000.00, in cash or immediately available funds, which is the equity required for the Company to acquire its interest in the Existing Portfolio Projects as the same are set forth on Exhibit H, which sum shall be contributed by Inland Member to the Company.

“Interests” means interests of each Member in the Company.

“Intra-Member Purchase Price” has the meaning set forth in Section 12.4(c) hereof.

“Liquidation Notice” has the meaning set forth in Section 13.6(c) hereof.

“Liquidation Notice Date” has the meaning set forth in Section 13.6(c) hereof.

“Liquidation Price” has the meaning set forth in Section 13.6(c) hereof.

“LLC Certificate” has the meaning set forth in Section 11.9 hereof.

“Major Decisions” has the meaning set forth in Section 5.2 hereof.

“Manager” means Western or a successor appointed in accordance with this Agreement.

“Member Minimum Gain” has the meaning set forth in Section 8.1 hereof.

“Member Nonrecourse Debt” has the meaning set forth in Section 8.1 hereof.

“Member Nonrecourse Deductions” has the meaning set forth in Section 8.1 hereof.

“Member” means each of Inland Member and Western.

“Membership Interest” means a Member’s entire interest in the Company including such Member’s Percentage Interest and any other rights granted pursuant to the Delaware Act.

“Mezz 1” shall mean IW Mezz 2009, LLC, a Delaware limited liability company owned 100% by Mezz 2, and which will own 100%, directly or indirectly, of each Project Entity.

“Mezz 2” shall mean IW Mezz 2 2009, LLC, a Delaware limited liability company owned 100% by the Company, and which will own 100% of Mezz 1.

“Mezz Entity” shall mean, individually or collectively as the context requires, each of Mezz 1 and Mezz 2.

“Net Losses” and “Net Profits” have, respectively, the meanings set forth in Section 8.1 hereof.

“Net Operating Income” shall mean, in the aggregate, all property rental and other income from the Existing Portfolio Projects, determined in accordance with GAAP, minus all operating expenses, determined in accordance with GAAP, incurred in connection with the ownership and operation of the Existing Portfolio Projects, but excluding any general administrative expenses in connection with the operation of Company or any Company Entity, debt service, amortization related to above-market or below-market leases, and non-cash charges such as depreciation or amortization of financing costs, and amounts set aside as reserves for tenant improvements, leasing commissions and replacements.

“Non-Funding Member” has the meaning set forth in Section 7.1(d) hereof.

“Nonrecourse Deductions” has the meaning set forth in Section 8.1 hereof.

“Nonrecourse Liability” has the meaning set forth in Section 8.1 hereof.

“Offeror” has the meaning set forth in Section 12.2(a) hereof.

“Operating Distributable Cash” means the excess of (A) operating revenues (excluding Capital Event Distributable Cash, and Capital Contributions, and including proceeds of any business interruption or rental loss insurance, and amounts released from Reserves), derived by the Company from the operation of the Existing Portfolio Projects, less (B) all expenditures for costs and expenses relating to the ordinary and necessary operations of such Existing Portfolio Projects, including, but not limited to, (i) third party debt service, commissions, third-party property management fees, service charges, insurance charges, legal expenses, salaries, payments to employees and independent contractors, taxes, supplies, set asides for Reserves and other items which are normally considered operating expenses (but without deduction for capital expenditures or any non-cash expenses such as depreciation or amortization), and (ii) reasonable Reserves set aside from such revenues determined in accordance with this Agreement, but excluding property management fees payable to Inland Management and the Administrative Fee.

“Partially Adjusted Capital Account” means, with respect to each Capital Account of a Member for any Fiscal Year or other allocation period, the balance of the Capital Account at the beginning of such Fiscal Year or period, adjusted for any Capital Contributions or distributions during such Fiscal Year or period, and the special allocations described in Section 8.6 (excluding Section 8.6(g)) with respect to such Fiscal Year or period, but before giving effect to any allocation of Net Profits or Net Losses for such Fiscal Year or period pursuant to Section 8.2.

“Percentage Interest” means, at any given time, the interest of each Member in the Company, which is equal to a Member’s Initial Percentage Interest, as the same may be adjusted pursuant to Section 7.1(d) below.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

“Portfolio” means, at any given time, all of the Existing Portfolio Projects owned, directly or indirectly, by the Company.

“Project Budget” shall have the meaning set forth in Section 11.3(a) hereof.

“Project Entity” means the Existing Portfolio SPEs and any other single purpose corporation, business trust, partnership or limited liability company in which the Company has a direct or indirect ownership interest formed for the purpose of directly owning an Existing Portfolio Project, as listed on Exhibit B.

“Project Equity” means, as applicable, (i) the aggregate amount of capital a Member is required to contribute to the Company pursuant to the terms hereof, and (ii) any additional capital contributed by any such Member pursuant to this Agreement.

“Promote” shall have the meaning set forth in Section 9.1 hereof.

“Property Management Agreements” shall mean the property management agreements in effect on the date hereof between Inland Management and a Project Entity.

“Property Manager” means, initially, Inland Management or any successor Entity with whom a Project Entity contracts to provide property management and leasing services pursuant existing management agreements.

“Proportionate Share” has the meaning set forth in Section 7.1(c) hereof.

“Reduction Percentage” has the meaning set forth in Section 7.1(b).

“Reconciliation Calculation” has the meaning set forth in Section 9.5(a) hereof.

“REIT” has the meaning set forth in Section 2.11 hereof.

“REIT Rules” has the meaning set forth in Section 2.11 hereof.

“Required Third Party Price” has the meaning set forth in Section 12.2(a) hereof.

“Reserves” means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company’s business.

“Respondent” is defined in Section 12.2(a) and 12.3(a) hereof.

“Section 7.1 Amount” has the meaning set forth in Section 7.1(c) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Sell Trigger Notice” is defined in Section 12.2(a) hereof.

“Stated Selling Price” has the meaning set forth in Section 12.2(a) hereof.

“Tag Along Election” has the meaning set forth in Section 12.2(c) hereof.

“Tag Along Price” has the meaning set forth in Section 12.2(c) hereof.

“Target Capital Account” means with respect to any Member for any Fiscal Year or other allocation period, an amount (which may be a positive or negative balance) equal to: (i) the amount of distributions such Member would be entitled to receive in a Hypothetical Liquidation on the last day of such period, minus (ii) the sum of (A) such Member’s share of Company Minimum Gain and Member Minimum Gain and (B) the amount, if any, that such Member would be obligated to contribute to the capital of the Company pursuant to this Agreement upon such Hypothetical Liquidation.

“Target NOI” means, initially, $14,605,000, which amount shall be decreased for purposes of Section 9.2  from time to time as of  the date of any sale, disposition, condemnation or casualty of any Individual Property or Individual Properties by any resulting actual reduction in quarterly Net Operating Income for the applicable Individual Property or Individual Properties caused by such sale, disposition, condemnation or casualty.

“Tax Matters Member” means the “tax matters partner” of the Company for purposes of Code §§ 6221 through 6233, and the initial Tax Matters Member (“TMM”) shall be Western.

“Term” has the meaning set forth in Section 2.9.

“Third Party Sale Period” has the meaning set forth in Section 12.2(b) hereof.

“Total Liquidation Price” has the meaning set forth in Section 13.6(c) hereof.

“Treasury Regulations” or “Regulations” means the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time; all references in this Agreement to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding regulations.

“UCC” has the meaning set forth in Section 11.9 hereof.

“Undertakings” has the meaning set forth in Section 15.17 hereof.

“Western” has the meaning set forth in the recitals.

“Western’s Initial Capital Contribution” means one hundred percent (100%) of Western’s equity ownership interest in the Existing Portfolio SPEs, which ownership interests will be contributed by Western to Mezz Entities owned by the Company and have a deemed value of $173,000,000, plus cash in the amount of $19,264,000, for a total contribution of $192,264,000.

1.2

Construction.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

1.3

Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

ARTICLE 2
FORMATION OF COMPANY

2.1

Effect of this Agreement and the Delaware Act.  Except as otherwise specifically provided for in this Agreement, the rights and obligations of the Members and the administration, dissolution, liquidation, and termination of the Company shall be governed by the Delaware Act.

2.2

Name.  The name of the Company is IW JV 2009, LLC.

2.3

Principal Place of Business.  The mailing address and principal place of business of the Company shall be c/o Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook Illinois 60523. The Company may locate its places of business and registered office at any other place or places as the Manager may from time to time deem advisable.

2.4

Registered Office and Registered Agent.  The Company’s initial registered office shall be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company. The registered office and registered agent may be changed from time to time by filing the address of the new registered office or the name of the new registered agent, as the case may be, with the Secretary of State of Delaware pursuant to the Delaware Act and the applicable rules promulgated thereunder.

2.5

Filing of Documents.  Immediately following the execution of this Agreement, the Board of Directors shall cause to be filed with the Delaware Secretary of State in accordance with the provisions of the Delaware Act an amendment to the Company’s Certificate of

Formation which amendment shall reflect the terms of Section 5.2 hereof. The Board of Directors will take all necessary action to cause the Company to execute, acknowledge, file, record or publish, as necessary, such amendments to this Agreement as may be required by the terms hereof or by law and such other certificates and documents as may be appropriate to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Delaware Act.

2.6

Qualification in Foreign Jurisdictions.  Prior to the Company’s or any Company Entity conducting business in any state other than Delaware, the Manager will cause the Company or Company Entity to qualify as a foreign limited liability company in that jurisdiction to the extent such qualification is required by applicable law or otherwise deemed necessary or advisable by Manager. At the request of the Manager each Member will execute, acknowledge, swear to and deliver all certificates and other instruments that conform to this Agreement and that are necessary or appropriate to qualify, continue or withdraw the Company or any Entity as a foreign limited liability company in any such jurisdiction.

2.7

Ownership; Waiver of Right of Partition.  The interest of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Company shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of such property or interest owned by the Company except as a Member in the Company. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

2.8

Limitations.  The relationship between and among the parties hereto shall be limited to the carrying on of the business of the Company in accordance with the terms of this Agreement.  No Member, acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of any other Member or the Company except as expressly provided in this Agreement.  The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes other than under the Code and the Treasury Regulations and other applicable federal and state tax laws, and this Agreement shall not be construed to suggest otherwise.

2.9

Term.  The term of the Company shall be for a period of ten (10) years from after the date of this Agreement (the “Initial Term”), unless earlier terminated in accordance with the provisions of this Agreement or the Delaware Act.  However, the Board of Directors shall have two (2) one-year options to extend the term of the Company (the “Extension Options”) on or before the date which is three (3) months prior to the expiration of the current term.  Notwithstanding anything herein to the contrary, if the Contemplated New Debt has not been repaid or defeased in full on or before the expiration of the term hereof, then the term automatically shall be deemed extended without any action by the Board of Directors, the Manager or the Members until such time as the Contemplated New Debt has been repaid or defeased in full (the “Automatic Extension”; the Initial Term, as extended by the Extension Options and/or the Automatic Extension is hereinafter referred to as the “Term”).  Notwithstanding anything in this Section 2.9 to the contrary, upon the repayment or defeasance in full of the Contemplated New Debt, the Automatic Extension shall be deemed deleted from this Section 2.9.

2.10

[Reserved].

2.11

REIT Issues.  Notwithstanding any other provision of this Agreement or any other document governing the management and operation of the Company, the Project Entities and the Portfolio (except as provided in the final sentence of this Section 2.11), Western shall have the right to cause the Board of Directors to cause the Company, any Project Entity and/or the Property Managers to take any reasonable action or refrain from taking any action to (i) preserve the continued qualification of Western as a real estate investment trust under Section 856 of the Code (a “REIT”), (ii) preserve the continued qualification of any Affiliates of Western as taxable REIT subsidiaries, and (iii) avoid the imposition of additional taxes on Western under Section 857 of the Code or Section 4981 of the Code and the Treasury Regulations promulgated thereunder (collectively the “REIT Rules”), provided that Western acts in good faith to determine and implement a course of action to accomplish the foregoing objectives in a manner which minimizes the adverse effects on any other Member’s rights and obligations hereunder. The Members agree that in the event that Western proposes to take an action (or cause the Company or any Project Entity to take any action) to ensure the continued qualification of Western as a REIT or to avoid the imposition of additional taxes under the REIT Rules on Western, Western shall notify the Board of Directors regarding such action.  Notwithstanding the foregoing, nor any other provision of this Agreement to the contrary, Western shall not (nor, for the avoidance of doubt, shall the Manager or the TMM), without the unanimous approval of all members of the Board of Directors, take (or refrain from taking) any action (or cause the Company, any Project Entity, and/or any Property Manager to take (or refrain from taking) any action) that would (x) with respect to any Distributable Cash received by the Company, alter the timing or amount of any distribution of such Distributable Cash by the Company to any Member in a manner inconsistent with the provisions of this Agreement (other than this Section 2.11), (y) cause the Company or any subsidiary thereof to be treated as a C corporation or REIT for federal income tax purposes, or (z) transfer any asset owned directly or indirectly by the Company to a protective trust.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Each Member, unless specifically set forth below, hereby represents and warrants to each other Member, severally and not jointly, with respect to itself as follows:

3.1

Authority; Enforceability.  The execution of this Agreement has been duly authorized by all necessary corporate, partnership, or other action as required under all applicable laws and agreements and organizational documents to which such Member is subject. This Agreement constitutes the legal, valid and binding obligation of such Member, subject to rights of creditors generally and principles of equity.

3.2

Securities Compliance.  Neither such Member nor any of its Affiliates, nor anyone authorized to act on its or their behalf, has offered, directly or indirectly, any interest in the Company or any security similar to such security the offering of which, for purposes of the

Securities Act, would be deemed to be part of the same offering, or solicited any offer to acquire any interest in the Company or any security similar to such security in violation of Section 5 of the Securities Act, and neither it nor any of its Affiliates, nor anyone authorized to act on its or their behalf, will take any action which would subject the issuance or sale of any interest in the Company to the registration requirements of Section 5 of the Securities Act.

3.3

Compliance With Anti-Terrorism Laws.  By its execution of this Agreement, each Member hereby represents and warrants to the other that such Member (which for this purpose includes its partners, members, principal stockholders owning more than ten percent (10%) of the outstanding common stock of such Member, and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tl1sdn.pdf or at any replacement website or other replacement official publication of such list, and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

3.4

Financial Capacity.  That it currently has the financial capacity to fully fund its respective Initial Capital Contribution.

3.5

Embargoed Person.  That (a) none of the funds or other assets of any of either Member constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any Member with the result that the investment in such Member or the Company, (whether directly or indirectly) is prohibited by law; and (c) none of the funds of either Member have been derived from any unlawful activity with the result that the investment in any such Member or the Company, as applicable (whether directly or indirectly), is prohibited by law.

3.6

Inland Member’s Membership Interest.  Upon entering into this Agreement, Inland Member shall own its Membership Interest free and clear of all liens and encumbrances.  Western represents and warrants to Inland Member that it has not entered into any agreement with any party other than Inland Member to sell or otherwise encumber or dispose of such Membership Interest, and that no consent of any other party is necessary in order for Western to transfer such Membership Interest to Inland Member.

3.7

Western.  Western represents and warrants to Inland Member that Western has been duly formed and is validly existing and in good standing under the laws of the State of Maryland and is qualified to transact business in each jurisdiction where such qualification is legally required.

3.8

Inland Member.  Inland Member represents and warrants to Western that Inland Member has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in each jurisdiction where such qualification is legally required.

3.9

The Company.  Western represents and warrants to Inland Member that:  The Company has been duly formed and is validly existing and in good standing under the laws of the State of Delaware.  At all times prior to the effectiveness of this Agreement, Western has been the sole member of the Company.  The Company is qualified to transact business in each jurisdiction where such qualification is legally required.  As of the date hereof, there are no outstanding agreements to which the Company is a party, and there are no (1) options, warrants or rights to purchase any equity, securities or other interests in the Company, (2) options or other rights to sell any equity securities or other ownership interests in the Company, (3) obligations, whether absolute or contingent, to issue any equity securities or other ownership interests in the Company, (4) loans made by Western to the Company, or (5) indebtedness or securities directly or indirectly convertible into any equity securities of the Company.  No person or entity has any voting or management rights as to the Company other than Inland Member and Western.

3.10

Mezz 2.  Western represents and warrants to Inland Member that:  Mezz 2 has been duly formed and is validly existing and in good standing under the laws of the State of Delaware.  The Company is the sole member of Mezz 2.  Mezz 2 owns no assets other than its membership interest in Mezz 1.  Mezz 2 is qualified to transact business in each jurisdiction where such qualification is legally required.  Western has delivered to Inland Member a true and complete copy of the operating agreement of Mezz 2 and such agreement is in full force and effect.

3.11

Mezz 1.  Western represents and warrants to Inland Member that:  Mezz 1 has been duly formed and is validly existing and in good standing under the laws of the State of Delaware.  Mezz 2 is the sole member of Mezz 1.  Mezz 1 owns no assets other than the Project Entities.  Mezz 1 is qualified to transact business in the each jurisdiction where such qualification is legally required.  Western has delivered to Inland Member a true and complete copy of the operating agreement of Mezz 1 and such agreement is in full force and effect.

3.12

Project Entities.  Western represents and warrants to Inland Member that:  Each Project Entity has been duly formed and is validly existing and in good standing under the laws of the state of its formation.  Mezz 1 is the sole member, directly or indirectly, of each Project Entity.  Each Project Entity owns only the real estate listed on Exhibit B (by reference to Exhibit H), together with incidental tangible and intangible personal property.   Each Project Entity is qualified to transact business in each jurisdiction where such qualification is legally required.  Western has made available to Inland Member a true and complete copy of the operating agreement or similar organizational document for each Project Entity and each such agreement is in full force and effect.

3.13

Property Management.  Western represents and warrants to Inland Member that Western has made available to Inland Member copies of all Property Management Agreements in effect as of the date hereof, and that all such Property Management Agreements are in full force and effect, and have not been modified except as disclosed or provided herein.

3.14

Litigation.  (a)  Western represents and warrants to Inland Member that there is no action, suit or proceeding pending against any of Western, Company, Mezz 1, Mezz 2 or any Project Entity which if determined adversely could materially and adversely affect the financial condition of any of the foregoing entities.

(b)

Inland Member represents and warrants to Western that there is no action, suit or proceeding pending against Inland Member or any holder of a direct or indirect interest in Inland Member, which if determined adversely could materially and adversely affect the financial condition of Inland Member.

3.15

No Conflict; Consents.  (a) Western represents and warrants to Inland Member that:  It has received all required consents necessary to (i) effect the conveyances contemplated herein, and (ii) to enter into this Agreement and perform all of its obligations contemplated hereunder.  Each of Project Entities, Mezz 1 and Mezz 2, as applicable, has received all required consents to enter into the Contemplated New Debt and the Contemplated New Debt will not conflict with or result in the breach of any contract, agreement, law, rule, court order, judgment or regulation to which the Company, Mezz 2, Mezz 1 or any Project Entity is bound.

(b)

Inland Member represents and warrants to Western that it has received all required consents necessary to (i) acquire its interest in the Company as contemplated herein, and (ii) to enter into this Agreement and perform all of its obligations contemplated hereunder.  Inland Member further represents and warrants to Western that its acquiring its interest in the Company and performing its obligations hereunder will not conflict with or result in the breach of any contract, agreement, law, rule, court order, judgment or regulation to which it is bound

3.16

Encumbrances.  Western represents and warrants to Inland Member that:  On November 30, 2009, Western transferred, or caused to be transferred, through one or more conveyances, the entire ownership interest in each Project Entity to Mezz 1.   Western’s interest in the Company is held free and clear of all liens and encumbrances.  The Company’s interest in Mezz 2 is held free and clear of all liens and encumbrances.  Mezz 2’s interest in Mezz 1 is held free and clear of all liens and encumbrances except with respect to liens incurred in connection with the Contemplated New Debt.  Mezz 1’s interests in the Project Entities are held free and clear of all liens and encumbrances except with respect to liens incurred in connection with the Contemplated New Debt.  The Project Entities’ interests in the Existing Portfolio Projects are held free and clear of all liens and encumbrances except (i) with respect to liens incurred in connection with the Contemplated New Debt, (ii) such other matters, written notice of which has previously been given to Inland Member, and (iii) existing encumbrances securing debt which will be immediately paid off upon the receipt of the proceeds of the Contemplated New Debt.

3.17

Contemplated New Debt.  Western represents and warrants to Inland Member that Western has delivered to Inland Member a true and complete copy of the executed Term Sheet and Commitment with respect to the Contemplated New Debt, and that such Term Sheet and Commitment remain in full force and effect, and have not been modified.  Western further represents and warrants to Inland Member that transfers of direct and indirect interests in Inland Member in accordance with the terms of this Agreement shall not violate any documents evidencing or securing the Contemplated New Debt.  Neither the Company nor any Company Entity is in default under the Contemplated New Debt.  The documents evidencing and/or securing the Contemplated New Debt provide that Inland Management may be replaced as property manager of an Existing Portfolio Project with the consent of Lender, which consent shall not be required if Inland Manager is in default under the applicable property management agreement and a satisfactory replacement manager executed a replacement management agreement.

3.18

Liabilities.  (a)  Western represents and warrants to Inland Member that Mezz 1, Mezz 2 and Company have no material liabilities except as described in this Agreement.

(b)

Inland Member represents and warrants to Western that it has no material liabilities except as described in this Agreement.

3.19

Employees.  (a)  Western represents and warrants to Inland Member that none of Company, Mezz 2, Mezz 1 or any Project Entities have any employees.

(b)

Inland Member represents and warrants to Western that it has no employees.

ARTICLE 4
BUSINESS OF COMPANY; INVESTMENT ACTIVITIES

4.1

Business of the Company.  The business of the Company shall be to (a) own 100% of Mezz 2, (b) cause Mezz 2 to acquire 100% of Mezz 1, (c) cause Mezz 1 to acquire the Project Entities, (c) to refinance the Existing Portfolio with the Contemplated New Debt, (d) to cause the Project Entities to own, operate, lease, improve, sell and otherwise deal with the Existing Portfolio Projects, and (e) to exercise all other powers necessary to or reasonably connected with the Company’s business which powers may be legally exercised by limited liability companies under the Delaware Act.

4.2

Contribution of Existing Portfolio Interest.

(a)

Prior to the execution of this Agreement, Western contributed all of its right, title and interest in the Project Entities to the Company as a portion of its Initial Capital Contribution.

(b)

Western covenants and agrees that the conveyances to the Company did not trigger any default, require any third party consent not heretofore obtained, trigger any due on sale provisions, or otherwise give rise to any transfer or assumption fees not contained in the documents provided with the Evaluation Materials.

(c)

Western hereby agrees to indemnify the Company and Inland Member, from and against any and all loss, cost, obligation, liability, damage, penalty, interest or other expense (including but not limited to reasonable attorneys’ fees) arising from the failure of Western to have fully and timely paid any and all transfer taxes, documentary stamp taxes, “grantor” tax, “grantee” tax, recordation tax or similar impositions required to be paid in connection with the conveyance of equity interests in any Project Entity to Mezz 1 as contemplated herein.

4.3

Ownership of Properties.

(a)

The ownership of all Existing Portfolio Projects is structured as an investment by the Company, with no partners, venturers or equity holders, other than Western and Inland Member, participating in the ownership of, as applicable, the Existing Portfolio Project.  The Company is the sole member of Mezz 2, which in turn is the sole member of Mezz 1 (each being a special purpose limited liability company), which in turn is the holder (directly or indirectly) of one hundred percent (100%) of the outstanding interests in the fifty-five (55) Project Entities.  Each Project Entity currently existing for the sole purpose of holding title to, and operating, one of the Existing Portfolio Projects.  Each Mezz Entity has or will have an operating agreement substantially in the form attached hereto as Exhibit G, and each Project Entity concurrently herewith will adopt an amended and restated operating agreement or other organizational documents substantially in the form attached hereto as Exhibit D.

4.4

Financing.

(a)

Concurrently herewith, the Project Entities have obtained the portion of Contemplated New Debt consisting of mortgage loans, and the Mezz Entities have obtained the portion of the Contemplated New Debt consisting of mezzanine financing, from JPMorgan Chase Bank, N.A. to refinance the Existing Portfolio Projects and to otherwise capitalize the Company.

(b)

[Reserved].

(c)

Western shall pay all costs and expenses related to the Contemplated New Debt and incurred as of the date hereof, and such payment shall be deemed part of Western’s Initial Capital Contribution.  For the sake of clarity, any costs incurred by Western or Inland Member in connection with the negotiation of this Agreement shall be paid by Western or Inland Member, respectively, and shall not be deemed a Capital Contribution.

4.5

Guarantees.  In connection with the Contemplated New Debt or any other financing obtained by any Company Entity, Western has provided or shall provide any and all payment and/or performance guarantees, non-recourse carve-out guarantees, environmental indemnities (if required from parties other than the Company Entity) and the like required by the applicable financial institution extending the financing to such Company Entity.  In no event will Inland Member or the Company be required to undertake any recourse or indemnification obligations in connection with any financing obtained by any Company Entity.

4.6

Property Management Generally.  Initially, Inland Management shall provide property management services with respect to each Existing Portfolio Project pursuant to an existing Property Management Agreement.  In addition to any rights in favor of any existing mortgage lender to terminate Inland Management as Property Manager, Inland Member shall have a right to cause the Company to replace Inland Management as Property Manager upon a default (after notice and opportunity to cure) under the Property Management Agreement, provided, however, the lender under the existing mortgage indebtedness releases Western (and any entity owned or controlled by, or under common ownership or control with, Western) from any and all payment and/or performance guarantees, non-recourse carveout guarantees, environmental indemnities and similar obligations.  In the event of a termination, Western agrees to cooperate with Inland Member and the Company to secure a replacement property manager and leasing agent affiliated with Inland Member and acceptable to the lender, and if unsuccessful after thirty (30) days, with an unaffiliated third party property manager and leasing agent satisfactory to the Board of Directors, and otherwise in compliance with the terms and provisions of any documents evidencing or securing the existing mortgage financing, including the Contemplated New Debt.

4.7

Exclusivity.

During the term of this Agreement, neither Western nor any Affiliate of Western will directly or indirectly solicit or otherwise attempt to persuade any tenant of any Project Entity to purchase or to relocate to another property or retail development not owned by a Project Entity.  Western shall not discriminate against any Project Entity in connection with any proposals made to prospective tenants in any market area in which a Project Entity owns a property.

ARTICLE 5
MANAGEMENT OF THE COMPANY

5.1

Management.  Western is hereby designated as the Manager and shall be responsible for administering the day to day business and affairs of the Company in accordance with this Agreement. With the exception of matters which constitute Major Decisions, the Manager shall have the authority to decide all Company matters. Any Major Decision shall require the unanimous approval of all of the members of the Board of Directors. Inland Member acknowledges that Western may delegate certain of its responsibilities hereunder to the Property Manager in accordance with the existing Property Management Agreements or any replacement agreement entered into in accordance herewith; provided, however, no such delegation by Western of its duties as Manager shall relieve Western of its obligations hereunder. Notwithstanding the foregoing, to the extent any provision of this Agreement specifically requires approval by Inland Member, such provision shall control and the Manager shall not have authority to decide such matters without Inland Member’s approval.

Subject to Section 5.2 below, the Manager shall have the responsibility, subject to and in compliance with the applicable Approved Annual Budget, for:

(a)

Enforcing on behalf of the applicable Project Entity any and all leases of any portion of any Existing Portfolio Project, and ensuring the compliance of the Existing Portfolio Project with applicable law;

(b)

Causing the Company and the Company Entities, as applicable, to maintain, all required or appropriate insurance coverage consistent with the requirements;

(c)

Preparing and maintaining financial records with respect to the Company and each Company Entity, as required by this Agreement;

(d)

Causing the Company and each Company Entity to comply with all of the terms and provisions of any agreement binding on a Company Entity; and

(e)

Paying all obligations of the Company and each Company Entity when due.

The Manager shall in good faith use all reasonable efforts to conduct the aspects of the business and affairs of the Company delegated to it in accordance with good industry practice and this Agreement, and shall devote sufficient time to perform its duties hereunder in accordance with industry practice.    In the event that Manager resigns or is no longer able to perform as Manager, the Board of Directors shall appoint a successor Manager.

5.2

Major Decisions.  Major Decisions shall mean and include the following matters relating to the Company:

(a)

to engage in a merger, sale or recapitalization of the Company or any Mezz Entity or similar transaction;

(b)

to commingle the funds of the Company with the funds of any other Person;

(c)

to establish borrowing policies consistent with the Company’s objectives;

(d)

to admit any additional or substitute Member to the Company or a Company Entity;

(e)

to (i) seek, or consent to, the appointment of a receiver, trustee or custodian for all or any portion of the Company’s property or any property of any Mezz Entity or any Project Entity, (ii) commence on behalf of the Company, any Mezz Entity or any Project Entity any voluntary proceeding, or consent to the commencement of any involuntary proceeding, under present or future federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting creditors’ rights, (iii) make an assignment for the benefit of creditors or (iv) admit in writing the Company’s, any Mezz Entity’s or any Project Entity’s inability to pay its debts generally as they become due;

(f)

to commence any litigation by the Company, any Mezz Entity or any Project Entity involving any material claim by or against the Company or involving in excess of $1,000,000, other than collection and eviction actions against tenants or unless approved in an Approved Annual Budget;

(g)

to settle any litigation by or against the Company, any Mezz Entity or any Project Entity where the amount in controversy is not covered by insurance and exceeds $100,000;

(h)

to release, compromise, assign or transfer any material claims of or any material rights or benefits of the Company, any Mezz Entity or any Project Entity;

(i)

to extend the term of the Company;

(j)

to make any distributions of Distributable Cash to the Members other than as contemplated in Article 9 below;

(k)

approval of any material actions of or elections by the TMM (other than making an election pursuant to Section 754 of the Code) set forth in 11.5 hereof, including, for the avoidance of doubt, entering into any settlement agreement or making any election with the Internal Revenue Service which purports to bind any Member;

(l)

to indemnify any member of the Board of Directors or officer of the Company pursuant to Section 5.11 hereof;

(m)

winding up the affairs of the Company pursuant to Section 13.6 hereof; and

(n)

to modify this Agreement, in whole or in any material part, including, without limitation, any modification of this Section 5.2.

5.3

Meetings.  All resolutions adopted and all business transacted by the Board of Directors with respect to Major Decisions shall require the affirmative vote of all of the members of the Board of Directors present at a meeting at which a quorum is present.  All of the members of the Board of Directors must be present to constitute a quorum for the transaction of all Company business requiring unanimous Board of Directors approval, which business is limited to Major Decisions. The Board of Directors shall meet as necessary to make Major Decisions. The Board of Directors may meet with respect to matters which are not Major Decisions, provided, however, with respect to such meetings a majority of the members of the Board of Directors must be present to constitute a quorum, and any resolutions adopted and all business transacted by the Board of Directors with respect to decisions that are not Major Decisions shall require the affirmative vote of a majority of the members of the Board of Directors. A special meeting of the Board of Directors may be called by any member of the Board of Directors on at least five (5) days’ notice, which may be given orally or by personal delivery, reputable overnight courier, telegram, facsimile transmission, electronic mail (with receipt confirmed) or private courier. The notice shall be deemed given the earlier of (i) one (1) Business Day after its deposit, (ii) when received, or (iii) when delivered in writing to the member of the Board of Directors at his or her last known principal place of business or residence. Any meeting of the Board of Directors may be held in Chicago, Illinois or such other place as determined by the Members. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all of the members of the Board of Directors. Any such written consent in lieu of a meeting shall be filed with the minutes of the proceedings of the Board of Directors. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of this Section 5.3 with respect to meetings of the Board of Directors shall apply to such a meeting. The discussions at each meeting of the Board of Directors shall be recorded in the minutes of the Company and a copy of such minutes shall be distributed to the Members within ten (10) days after the date of each such meeting.

5.4

[Reserved].

5.5

Liability for Certain Acts.  Each member of the Board of Directors shall act in a manner such member believes in good faith to be in the best interest of the Company and/or its Members and shall discharge his or her duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like goals and investment objectives. No member of the Board of Directors will be liable to the Company or its Members for any action taken in managing the business or affairs of the Company if such member performs in compliance with the standard contained in this Section even if such action is in the best interest of one Member or its Affiliates with respect to such Member’s investment in the Company and not in the best interest of the other Member or its Affiliates.  No member of the Board of Directors has guaranteed nor shall have any obligation with respect to the return of a Member’s Capital Contributions or profits from the operation of the Company. No member of the Board of Directors shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from fraud, misappropriation of funds, gross negligence or any criminal activity committed by such member in its capacity as a member of the Board of Directors. The members of the Board of Directors shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the Delaware Act.

5.6

Representatives Have No Exclusive Duty to Company.  The members of the Board of Directors shall not be required to manage the Company as such members’ sole and exclusive function and the members of the Board of Directors may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the members of the Board of Directors or to the income or proceeds derived therefrom. The members of the Board of Directors shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture, whether or not competitive with that of the Company.

5.7

Banking and Insurance Matters.  The Manager may from time to time open bank accounts in the name of the Company, and designate the Persons who will serve as the signatories thereon.  The Manager shall obtain and maintain comprehensive liability, fire, terrorism and earthquake insurance (where applicable), extended coverage, and other appropriate insurance coverage, including any insurance coverage required by any lender to the Company or any Project Entity, with respect to each Existing Portfolio Project, all in form and substance acceptable to the Members.

5.8

Resignation; Removal.  Any member of the Board of Directors may resign at any time by giving written notice to the Members of the Company. The resignation of any member of the Board of Directors shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Member whose Director has resigned shall appoint a replacement Director within five (5) days of such Director’s resignation. Any Member may remove one or more of its Directors on the Board of Directors at any time upon written notice to the other Member specifying the Director(s) to be removed and naming a replacement Director for each Director so removed. In the event of a vacancy on the Board of Directors arising on account of a resignation or removal of a Director, until such vacancy is filled in accordance with this Section 5.8, the Board of Directors shall have no power to take any action under this Agreement.

5.9

Compensation and Reimbursement.  No member of the Board of Directors shall receive any salary or other compensation from the Company for acting as such.  Western shall be entitled to receive (or direct that Inland Management receive) the monthly Administrative Fee. Company shall pay such Administrative Fee from Operating Distributable Cash or Capital Event Distributable Cash in accordance with Sections 9.1 and 9.3 hereof, and to the extent that Operating Distributable Cash or Capital Event Distributable Cash in a calendar month is insufficient to pay such Administrative Fee in accordance with Sections 9.1 and 9.3 hereof, such fees shall accrue.

5.10

Officers.  The Board of Directors may, but shall not be required to, designate one or more individuals to be officers of the Company, and any officer so designated shall have such title, authorities and duties as the Board of Directors may delegate to them. Any officer may be removed as such, either with or without cause, by the Board of Directors. The initial officers of the Company and their respective titles shall be:

President:	Steven P. Grimes
Vice President:	Shane C. Garrison
Secretary:	Dennis K. Holland

5.11

Indemnification of Officers.  The Company shall indemnify each person who is or was a director or officer of the Company (including the heirs, executors, administrators or estate of such person), is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or is or was serving as a member of the Board of Directors, to the fullest extent permitted by the Delaware Act, except to the extent of such person’s gross negligence or intentional misconduct or action outside the scope of such person’s authority hereunder.

(a)

Expenses incurred by a person who is an officer of the Company (including the heirs, executors, administrators or estate of such person), is or was serving at the request of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in its discretion, upon receipt of an agreement or an undertaking by or on behalf of such person to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Company as authorized in, or as permitted by, this Article 5. If such a person or entity requests reimbursement of expenses pursuant to the foregoing, then the Board of Directors shall consider such request, and if the Board of Directors concludes that it is reasonably probable that such person or entity would be entitled to indemnification or if the Board of Directors concludes the interests of the Company would be served thereby, then the Board of Directors shall direct the payment of the expenses subject to the receipt of an agreement or undertaking as required by the foregoing. The Board of Directors may pay such expenses of such person upon such other terms and conditions as the Board of Directors deems appropriate.

(b)

All rights to indemnification under this Article 5 shall continue as to a person who has ceased to be an officer, employee or agent, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Company and each such person or entity. This Article 5 shall be binding upon any successor to the Company, whether by way of merger, consolidation or otherwise.

5.12

Company Entity Officers.  The Manager may designate (or cause to be designated) one or more officers for each Company Entity, so long as such officers are employees of Western or otherwise are approved by Inland Member.

ARTICLE 6
RIGHTS AND OBLIGATIONS OF MEMBERS

6.1

May Not Bind Company.  Except as provided in Article 5 above, no Member has the right, power, or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

6.2

Limitation on Liability.  Each Member’s liability shall be limited as set forth in this Agreement, the Delaware Act and other applicable law. No Member will have any personal liability for any debts or losses of the Company, except as provided by law or pursuant to a separate agreement signed by such Member. None of the Members nor any of their respective employees, agents or other representatives shall be responsible to the Company or to any other Member for any loss, liability, damage, claim, judgment, cost, obligation or expense sustained, incurred or resulting directly or indirectly from the acts or omissions of the Member or any other Member to the extent that the Member, any other Member or any of their respective employees, agents or other representatives reasonably and in good faith believed such act or omission to be within the express or implied scope of the authority and responsibility vested in the Member and the Members, respectively, pursuant to this Agreement.

6.3

List of Members.  Upon written request of any Member, the Company shall provide a list showing the names, addresses and Membership Interest of all Members, and the other information required by the Delaware Act and maintained pursuant to Section 11.2(a).

6.4

Priority and Return of Capital.  Except as expressly provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions.

6.5

Members Have No Exclusive Duty to Company.  The Members may have other business interests and may engage in other activities in addition to those relating to the Company, regardless of whether the same compete with the activities of the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any Member or to the income or proceeds derived therefrom. No Member shall incur liability to the Company or to any of the other Members as a result of engaging in any other business or venture.  Each Member may act in its own best interests as an investor, subject to any express obligations that it has to any other Member or the Company.

6.6

Indemnification of Members.  To the extent not due to the gross negligence or willful misconduct (including but not limited to fraud, misappropriation of funds, willful misrepresentation or any other intentional tort) of any Member or such Member’s employees, agents or representatives, the Company will indemnify the Members against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) reasonably incurred by them in any civil, criminal or investigative proceeding in which they are involved or threatened to be involved by reason of being a Member in the Company, provided that the Member acted in good faith, within what it reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interest of the Company or the Members. The provisions of this Section 6.6, however, shall not relieve the Member of its obligation as a Member to share in the losses, costs and expenses of the Company, and shall not apply to any guaranty or indemnity executed by such Member in connection with the Contemplated New Debt. The provisions of this Section 6.6 shall survive any termination or expiration of this Agreement.

ARTICLE 7
CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

7.1

Capital Contributions.

(a)

Prior to or contemporaneously with the execution of this Agreement, the Members have made Capital Contributions of cash and real, personal and intangible property in the amounts set forth herein.  The Members hereby acknowledge and agree that for all purposes of this Agreement, upon the contribution of one hundred percent (100%) of Western’s equity ownership interest in the Existing Portfolio SPEs to the Company and $19,264,000, Western shall be deemed to have made a Capital Contribution to the Company in an amount equal to $192,264,000.00.

(b)

The Members hereby acknowledge and agree that Inland Member has made a Capital Contribution to the Company in the amount of $50,000,000.00.

(c)

If the Manager or any Member determines at any time or from time to time that the operating cash flow of the Company together with Reserves is insufficient adequately to (w) protect, preserve and/or maintain any Existing Portfolio Project or the Company’s interest therein, (x) fund expenditures provided for in any current Annual Budget approved by the Board of Directors, (y) remain in compliance with the terms of any documents evidencing or securing existing debt of the Company or any Company Entity, any existing leases with respect to any Existing Portfolio Project, or any other material contracts binding upon the Company or any Company Entity, or (z) fulfill the working capital needs of the Company or any Company Entity, then, subject to the limitations set forth herein, any Member, subject to the Board of Directors approval, may request, in writing, that the Members make the necessary additional Capital Contributions (an “Additional Capital Contribution”) to the Company by giving written notice (a “Capital Call”) to the Members setting forth (i) the total amount of Additional Capital Contributions required, (ii) the reason the Additional Capital Contribution is required pursuant to this Section 7.1(c), (iii) each Member’s proportionate share of the total Additional Capital Contribution (determined in accordance with this Section 7.1(c)), and (iv) the date each Member’s Additional Capital Contribution is due and payable, which date shall be no sooner than thirty (30) days after the notice has been given.  Either Member may, but shall have no obligation to, make an Additional Capital Contribution.  As used herein, funds which are required by the Company pursuant to this Section 7.1(c) shall also be referred to as a “Section 7.1 Amount.” A Member’s proportionate share of any Additional Capital Contribution shall be equal to the product obtained by multiplying the Member’s Percentage Interest by the total Additional Capital Contribution so required (for each Member, such Member’s “Proportionate Share”). A Member’s Proportionate Share shall be payable to the Company in immediately available funds. Any Additional Capital Contribution made by the Members shall constitute Project Equity.

(d)

If a Member fails to timely fund its Proportionate Share (any such Member, a “Non-Funding Member”), then the other Member (the “Funding Member”), at its election,

may contribute to the Company the Non-Funding Member’s Proportionate Share (or, as applicable, the un-funded portion thereof) as an Additional Capital Contribution. If the Funding Member elects to contribute the Non-Funding Member’s Proportionate Share (or, as applicable, the un-funded portion thereof) as an Additional Capital Contribution on account of the Non-Funding Member’s failure to fully fund its Proportionate Share, the Non-Funding Member’s Percentage Interest shall be reduced (and the Funding Member’s Percentage Interest shall be increased) by an amount (the “Reduction Percentage”) equal to the product of (x) the Non-Funding Member’s then current Percentage Interest multiplied by (y) the quotient obtained by dividing (A) the product (expressed in dollars), of the portion of the Non-Funding Member’s Proportionate Share that the Non-Funding Member failed to contribute to the Company, multiplied by 1.0, by (B) the aggregate amount of Capital Contributions made to the Company by the Members as of the date of the calculation.  For illustration purposes only, an example of the foregoing calculations is set forth on Exhibit J attached hereto.

(e)

Notwithstanding anything in Section 7.1(d) above, in no event shall Inland Member’s Percentage Interest be reduced below ten percent (10%).

7.2

Withdrawal of Members’ Contributions to Capital.  Except as provided in this Agreement, no Member may withdraw capital from the Company without the consent of the other Members. No Member shall be entitled to interest on its contributions of capital to the Company. The Members agree that no Member shall be personally liable for the return of Capital Contributions of any other Member, if and to the extent that any return is required; and any such return shall be made solely from the assets of the Company, if any.  Notwithstanding the foregoing, following the closing of the Contemplated New Debt and the payment of all sums due in connection with such closing, the Company shall return to Western a portion of Western’s Initial Capital Contribution equal to Fifty Million and 00/100 Dollars ($50,000,000.00).

7.3

Capital Accounts.

(a)

A separate “Capital Account” shall be established and maintained for each Member in accordance with the rules set forth in Section 1.704-1(b) of the Regulations. Subject to the foregoing, generally the Capital Account of each Member shall be credited with the sum of (i) all cash and the fair market value of any property (net of liabilities assumed by the Company and liabilities to which such property is subject) contributed to the Company by such Member as provided in this Agreement, and (ii) all Net Profits, gains and other items of income of the Company allocated to such Member pursuant to Article 8 hereof, and shall be debited with the sum of (x) all Net Losses, items of deduction or loss of the Company allocated to such Member pursuant to Article 8 hereof, (y) such Member’s distributive share of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (z) all cash and the fair market value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member pursuant to Article 9 hereof. Any references in any Section or subsection of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above and as otherwise required by Regulations under Section 704(b) of the Code.

(b)

The following additional rules shall apply in maintaining Capital Accounts:

(i)

Amounts described in Section 709 of the Code (other than amounts with respect to which an election is in effect under Section 709(b) of the Code) shall be treated as described in Section 705(a)(2)(B) of the Code.

(ii)

In the case of a contribution to the Company of a promissory note (other than a note that is readily tradable on an established securities market), the Capital Account of the Member contributing such note shall not be increased until (a) the Company makes a taxable disposition of such note, or (b) principal payments are made on such note.

(iii)

If property is contributed to the Company, Capital Accounts shall be adjusted in accordance with Treasury Regulation Sections 1.704-l(b)(2)(iv)(d) and 1.704-1(b)(2)(iv)(g).

(iv)

If, in any Fiscal Year of the Company, the Company has in effect an election under Section 754 of the Code, or the bases of Company assets are otherwise adjusted pursuant to Sections 734 or 743 of the Code,  Capital Accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(m).

(c)

It is the intention of the Members to satisfy the capital account maintenance requirements of Treasury Regulation Section 1.704-l(b)(2)(iv), and the foregoing provisions defining Capital Accounts are intended to comply with such provisions. If the Board of Directors determines that adjustments to Capital Accounts are necessary to comply with such Regulations, then the adjustments shall be made provided it does not materially impact upon the manner in which property is distributed to the Members in liquidation of the Company.

(d)

Except as may otherwise be provided in this Agreement, whenever it is necessary to determine the Capital Account of a Member, the Capital Account of such Member shall be determined after giving effect to all allocations and distributions for transactions effected prior to the time as of which such determination is to be made. Any Member, including any substitute Member, who shall acquire an interest or whose interest shall be increased by means of a transfer to it of all or part of the interest of another Member, shall have a Capital Account which reflects such transfer.

ARTICLE 8
ALLOCATIONS OF PROFITS AND LOSSES

8.1

Definitions Related to Allocations of Net Profits and Net Losses.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Net Profits” and “Net Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such year or period, determined in accordance with Section 703(a) of the Code (and for this purpose, all items of income, gain, loss, or reduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 8.1 shall be added to such taxable income or loss;

(ii)

Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 8.1 shall be subtracted from such taxable income or loss;

(iii)

In the event the Book Value of any Company asset is adjusted in compliance with Regulation Section 1.704-1(b), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

(iv)

Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(v)

In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, whenever the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year, depreciation, amortization or other cost recovery deductions allowable with respect to an asset shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income taxes of an asset at the beginning of a year is zero, depreciation, amortization or other cost recovery deductions shall be determined by reference to the beginning Book Value of such asset using any reasonable method selected by the Manager; and

(vi)

Notwithstanding any other provision of this Article 8, any items which are specially allocated pursuant to Section 8.6 shall not be taken into account in computing Net Profits or Net Losses.

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations. Subject to the preceding sentence, the amount of Nonrecourse Deductions for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year (determined under Section 1.704-2(d) of the Regulations) over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain (determined under Section 1.704-2(h) of the Regulations).

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

“Member Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i) of the Regulations. Subject to the foregoing, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distribution during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.

“Company Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations. Subject to the foregoing, Company Minimum Gain shall equal the amount of gain, if any, which would be recognized by the Company with respect to each nonrecourse liability of the Company if the Company were to transfer the Company’s property which is subject to such nonrecourse liability in full satisfaction thereof.

8.2

Allocations of Net Profits and Net Losses.

(a)

Net Losses.  Subject to, and after giving effect to, the special allocations described in Section 8.6, Net Losses for any Fiscal Year or other allocation period shall be allocated to the Members so as to reduce, proportionally and to the extent possible, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for such Fiscal Year or period.  No portion of the Net Losses for any Fiscal Year or other allocation period shall be allocated to a Member whose Target Capital Account is greater than or equal to his Partially Adjusted Capital Account for such Fiscal Year or period.

(b)

Net Profits.  Subject to, and after giving effect to, the special allocations described in Section 8.6, Net Profits for any Fiscal Year or other allocation period shall be allocated to the Members so as to reduce, proportionally and to the extent possible, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year or period.  No portion of the Net Profits for any Fiscal Year or other allocation period shall be allocated to a Member whose Partially Adjusted Capital Account is greater than or equal to his Target Capital Account for such Fiscal Year or period.

8.3

Proration of Items.  Except to the extent otherwise required by applicable law, in applying Sections 8.2, 8.4 and 8.6 of this Agreement, to the extent possible, each item of income, gain, loss and deduction shall be allocated among the Members in the same proportions as each other such item.

8.4

Limitation on Loss Allocations.  Notwithstanding anything in this Agreement to the contrary:

(a)

No loss or item of deduction shall be allocated to a Member if such allocation would cause the Capital Account of such Member to have a deficit in excess of the sum of (i) the amount of additional capital such Member would be required to contribute to the Company if the Company were to dissolve on the last day of the accounting period to which such allocation relates plus, (ii) such Member’s distributive share of Company Minimum Gain as of the last day of such accounting period, determined pursuant to Regulation Section 1.704-2(g)(1), plus (iii) such Member’s share of Member Minimum Gain as of the last day of such year, determined pursuant to Regulation Section 1.704-2(i)(5). Any amounts not allocated to a Member pursuant to the limitations set forth in this paragraph shall be allocated to the other Members to the extent possible without violating the limitations set forth in this paragraph.

(b)

For purposes of the preceding paragraph, the balance of a Member’s Capital Account shall be determined after reducing such Capital Account by (i) all anticipated allocations of loss or deduction pursuant to Sections 704(e)(2) and 706(d) of the Code, and Section 1.751-1(b)(2)(ii) of the Treasury Regulations, and (ii) anticipated distributions to such Member to the extent such anticipated distributions exceed anticipated increases to such Member’s Capital Account during or prior to the year of distribution (other than increases which may not be taken into account pursuant to Section 1.704-1(b)(2)(ii)(d)(6) of the Regulations).

8.5

Intentions and Construction of Allocations.  The allocation of Net Profits, Net Losses and other items of income, gain, loss and deduction pursuant to this Article 8 are intended to have substantial economic effect within the meaning of Regulation Section 1.704-1(b)(2) or be in accordance with the Members’ interests in the Company within the meaning of Regulation Section 1.704-1(b)(3), and shall be interpreted in accordance with such intent.  If the Board of Directors subsequently determines that the allocations pursuant to this Article 8 neither have substantial economic effect nor are in accordance with the Members’ interests in the Company, or that the amount of Net Losses or Net Profits makes it impossible to observe the limitations in the last sentences of Sections 8.2(a) or 8.2(b), the Company may (with the approval of the Board of Directors): (a) allocate the income, gain, loss, and deduction of the Company so that such allocations have substantial economic effect or are in accordance with the Members’ interests in the Company; or (b) make such other modifications to this Agreement in order to cause such allocations to have substantial economic effect or be in accordance with the Members’ interests in the Company, provided such modifications do not adversely affect the economic rights of any Member under this Agreement.

8.6

Special Allocations.  The following special allocations shall be made in the following order:

(a)

Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Company Minimum Gain during a Company taxable year, each Member shall be allocated (before any other allocation is made pursuant to this Article 8) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Member’s share of the net decrease in Company Minimum Gain.

(i)

The determination of a Member’s share of the net decrease in Company Minimum Gain shall be determined in accordance with Regulation Section 1.704-2(g).

(ii)

The items to be specially allocated to the Members in accordance with this Section 8.6(a) shall be determined in accordance with Regulation Section l.704-2(f)(6).

(iii)

This Section 8.6(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)

Member Minimum Gain Chargeback.  Except as otherwise provided in Regulation Section 1.704-2(i)(4), in the event there is a net decrease in Member Minimum Gain during a Company taxable year, each Member who has a share of that Member Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4) shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) equal to that Member’s share of the net decrease in Member Minimum Gain.

Allocations pursuant to this subparagraph (b) shall be made in accordance with Regulation Section 1.704-2(i)(4). This subsection 8.6(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)

Qualified Income Offset Allocation.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) which would cause the negative balance in such Member’s Capital Account to exceed the sum of (i) its obligation to restore a Capital Account deficit upon liquidation of the Company, plus (ii) his share of Company Minimum Gain determined pursuant to Regulation Section 1.704-2(g)(1), plus (iii) such Member’s share of Member Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess negative balance in such Member’s Capital Account as quickly as possible. This Section 8.6(c) is intended to comply with the alternative test for economic effect set forth in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)

Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) any amounts such Member is obligated to restore pursuant to this Agreement, plus (ii) such Member’s distributive share of Company Minimum Gain as of such date, plus (iii) such Member’s share of Member Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.6(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 8 have been made, except assuming that Section 8.5(c), and this Section 8.5(d) were not contained in this Agreement.

(e)

Allocation of Depreciation and Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated each Fiscal Year 77% to Western and 23% to Inland Member.

(f)

Allocation of Member Nonrecourse Deductions.  Member Nonrecourse Deductions shall be allocated as prescribed by the Regulations.

(g)

Other Special Allocations.

(i)

If the Company has Net Profits for any Fiscal Year or other allocation period (determined prior to giving effect to this Section 8.6(g)), each Member whose Partially Adjusted Capital Account is greater than his Target Capital Account for such Fiscal Year or period shall be specially allocated items of deduction or loss for such Fiscal Year or period equal to the difference between his Target Capital Account and his Partially Adjusted Capital Account.  In the event the Company has insufficient items of deduction or loss for such Fiscal Year or period to satisfy the previous sentence with respect to all such Members, the available items of deduction or loss shall be divided among such Members in proportion to such differences.

(ii)

If the Company has Net Losses for any Fiscal Year or other allocation period (determined prior to giving effect to this Section 8.6(g)), each Member whose Target Capital Account is greater than his Partially Adjusted Capital Account for such Fiscal Year or period shall be specially allocated items of income or gain for such Fiscal Year or period equal to the difference between his Target Capital Account and his Partially Adjusted Capital Account.  In the event the Company has insufficient items of income or gain for such Fiscal Year or period to satisfy the previous sentence with respect to all such Members, the available items of income or gain shall be divided among such Members in proportion to such differences.

(iii)

The availability of items of income, gain, deduction or loss to be specially allocated pursuant to this Section 8.6(g) shall be determined after giving full effect to all other provisions of this Section 8.6.

8.7

Built-In Gain or Loss/Section 704(c) Tax Allocations.  In the event that the Capital Accounts of the Members are credited with or adjusted to reflect the fair market value of the Company’s property and assets, the Members’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis and Book Value of such property, in accordance with the “traditional method” with curative allocations, as provided for under Treasury Regulations Section 1.704-3(c) [I-West to review]. Any deductions, income, gain or loss specially allocated pursuant to this Section 8.7 shall not be taken into account for purposes of determining Net Profits or Net Losses or for purposes of adjusting a Members’ Capital Account.

8.8

Recapture.  Ordinary taxable income arising from the recapture of depreciation and/or investment tax credit shall be allocated to the Members in the same manner as such depreciation and/or investment tax credit was allocated to them.

8.9

Retention of Section 751 Assets.  Upon the occurrence of an event which would otherwise cause a reduction in a Member’s respective interest in the Company’s Section 751 assets (“substantially appreciated inventory” and “unrealized receivables” as defined in Section 751 of the Code), such as the admission of new Members or otherwise, no such reduction shall occur with respect to Members who were Members immediately preceding such event and who continue to be Members after the occurrence of such event but, rather, each such Member shall retain its respective interest in the Company’s Section 751 assets existing immediately prior to such event.

8.10

Prohibition Against Retroactive Allocations.  Notwithstanding anything in this Agreement to the contrary, no Member shall be allocated any loss, credit or income attributable to a period prior to its admission to the Company. In the event that a Member transfers all or a portion of its Membership Interest, or if there is a reduction in a Member’s Percentage Interest due to the admission of new Members or otherwise, each Member’s distributive share of Company items of income, loss, credit, etc., shall be determined by taking into account each Member’s varying interests in the Company during the Company’s taxable year. For this purpose, unless the Board of Directors elects to provide for an interim closing of the Company’s books, each Member’s distributive share shall be estimated by taking the pro rata portion of the distributive share such Member would have included in its taxable income had it maintained its Membership Interest throughout the Company year. Such proration shall be based upon the portion of the year during which such Member held the Membership Interest, except that extraordinary, non-recurring items shall be allocated to the Persons holding Membership Interests at the time such extraordinary items occur.

ARTICLE 9
DISTRIBUTIONS TO MEMBERS

9.1

Operating Distributable Cash.

(a)

Operating Distributable Cash shall be distributed on a monthly basis, if available, as follows:

(i)

First, to Inland Member, until it has received a cash return of six percent (6%) per annum on its outstanding Capital Contributions from time to time;

(ii)

Then, to Inland Member, until it has received any uncollected amounts pursuant to clause (i) above with respect to prior months, with a cash return of 6% per annum, compounded monthly at 6% per annum;

(iii)

Then, to Inland Member, a “promote” equal to five percent (5%) per annum on its outstanding Capital Contributions from time to time (the “Promote”), provided, however, the Promote shall not be distributed to Inland Member, but shall be reserved monthly by the Manager, and paid quarterly subject to the conditions in Section 9.2 below;

(iv)

Then, to Inland Member, until it has received any uncollected (or unreserved) cumulative Promote pursuant to clause (iii) above with respect to prior months, with a cash return of 5% per annum, compounded quarterly at 5% per annum, provided, however, such accrued Promote shall not be distributed to Inland Member, but shall be reserved monthly by the Manager, and paid quarterly subject to the conditions in Section 9.2 below;

(v)

Then, to Inland Management, until it has received all accrued and current fees described on Exhibit E (excluding the Administrative Fee) (the “Fees”);

(vi)

Then, to Western, until it has received a cash return of ten percent (10%) per annum, compounded monthly at 10% per annum, on its outstanding Capital Contributions from time to time;

(vii)

Then, to Western (or at Western’s direction, to Inland Management), until it has received all accrued and current Administrative Fees;

(viii)

Then, to the Members in proportion to their respective Percentage Interests.

(b)

Upon a good faith distribution of funds in the manner expressly provided in this Section 9.1, the Manager shall incur no liability on account of such distributions, even though such distributions may result in the Company retaining insufficient funds for the operation of its business, which insufficiency may result in a loss to the Company or necessitate the borrowing of funds by the Company.

9.2

Distribution of Promote.  The Promote shall be reserved by the Company on a monthly basis pursuant to Section 9.1 above, and shall be deposited in an segregated, interest-bearing account which need not be a trust account.  Within thirty (30) days after the end of each calendar quarter, Manager shall determine Net Operating Income for such preceding calendar quarter.  If Net Operating Income for such calendar quarter equals or exceeds the Target NOI, then the entire reserve, including all previously undistributed Promotes, shall be paid to Inland Member by the Company.  If the Net Operating Income for such calendar quarter does not equal or exceed the then current Target NOI, then the Promote shall remain in such reserve pending the calculation of Net Operating Income to be made with respect to the next quarter.  Upon a termination or dissolution of the Company pursuant to Article 13 hereof, all reserved but previously unpaid Promotes shall be paid to Inland Member by the Company.

9.3

Capital Event Distributable Cash.

(a)

Capital Event Distributable Cash arising with respect to an Existing Portfolio Project other than from a Dissolution Event shall be distributed as soon as practicable after the Company’s receipt of the same, but in any event within thirty (30) days after the occurrence of the Capital Event (but in no event sooner than the distribution of Operating Distributable Cash for the month in which the Capital Event occurred), as follows:

(i)

First, to the Members, to the extent of and in proportion to the outstanding principal balance of their Initial Capital Contributions until reduced to zero;

(ii)

Then, to the Members, to the extent of and in proportion to the outstanding principal balance of their Additional Capital Contributions until reduced to zero;

(iii)

Then, to Inland Member, until it has received a cash return of six percent (6%) per annum on its outstanding Capital Contributions from time to time;

(iv)

Then to Inland Member, until it has received any uncollected amounts pursuant to clause (iii) above with respect to prior months, with a cash return of 6% per annum, compounded monthly at 6% per annum;

(v)

Then, to Inland Member, until it has received the Promote, provided, however, the Promote shall not be distributed to Inland Member, but shall be reserved monthly by the Manager, and paid quarterly subject to the conditions in Section 9.2 above;

(vi)

Then, to Inland Member, until it has received any uncollected (or unreserved) cumulative Promote pursuant to clause (v) above with respect to prior months, with a cash return of 5% per annum, compounded quarterly at 5% per annum, provided, however, such accrued Promote shall not be distributed to Inland Member, but shall be reserved monthly by the Manager, and paid quarterly subject to the conditions in Section 9.2 above;

(vii)

Then, to Inland Management, until it has received any accrued and Fees;

(viii)

Then, to Western (or at Western’s direction, to Inland Management), until it has received any accrued and current Administrative Fees;

(ix)

Then, to Inland Member, until it has received a special distribution, which, together with all previous special distributions from Capital Event Distributable Cash, shall equal Five Million and 00/100 Dollars ($5,000,000.00);

(x)

Then, to Western, until it has received a cash return of ten percent (10%) per annum, compounded monthly at 10% per annum, on its outstanding Capital Contributions from time to time; and

(xi)

Then, to the Members in proportion to their respective Percentage Interests.

(b)

Upon and after the occurrence of a Dissolution Event, all Capital Event Distributable Cash shall be distributed in accordance with Section 9.3(a).  For the avoidance of doubt, any Operating Distributable Cash held by the Company at the time of a Capital Event shall be distributed by the Company pursuant to Section 9.1 prior to distributing Capital Event Distributable Cash resulting from such Capital Event pursuant to this Section 9.3.

(c)

Upon a good faith distribution of funds in the manner expressly provided in this Section 9.3, the Manager shall incur no liability on account of such distributions, even though such distributions may result in the Company retaining insufficient funds for the operation of its business, which insufficiency may result in a loss to the Company or necessitate the borrowing of funds by the Company.

(d)

[Omitted].

9.4

Tax Distributions.  Notwithstanding any provision of this Agreement to the contrary, the Company shall, unless otherwise unanimously agreed by the Board of Directors, distribute to each Member, during the one year period ending on March 15th of each Fiscal Year, an amount not less than the product of: (x) the net amount of taxable income or gain allocated by the Company to such Member (offset by any taxable losses or deductions) with respect to the prior Fiscal Year, multiplied by (y) the maximum marginal combined state (using the State of Illinois income tax rate) and federal income tax rates for individual taxpayers for such prior year.  The Manager shall cause the Company to make periodic distributions pursuant to this Section 9.4 at such times as shall facilitate the Members’ (and, as applicable, their indirect owners’) efforts to remit estimated income tax payments to the Internal Revenue Service on a timely basis.  Any amounts distributed to a Member pursuant to this Section 9.4 shall be credited against amounts which the Member receiving such distribution would otherwise be entitled to receive pursuant to Article 9 of this Agreement.

9.5

Annual Reconciliation.

(a)

After the initial one hundred twenty (120) days immediately following the date of this Agreement, the Manager shall reconcile any items that are deemed to be adjustments to Initial Capital Contributions as a result of proratable items in connection with the conveyance of the Existing Portfolio Projects to the Company or the closing of the Contemplated New Debt.  No such prorations shall result in a distribution of Capital Contributions.

(b)

Not later than one hundred twenty (120) days after the expiration of each Fiscal Year (or upon the disposition of all Existing Portfolio Projects during a Fiscal Year), the Manager shall ascertain the amount of Distributable Cash for such preceding Fiscal Year that each Member should have received pursuant to Sections 9.1 and 9.3 (the “Reconciliation Calculation”). Based upon the Reconciliation Calculations, the Members shall reconcile between themselves any overpayments or underpayments of Distributable Cash received by the Members during the applicable Fiscal Year. Such reconciliation shall be made within thirty (30) days after the computation of the Reconciliation Calculation, and be taken into account in applying future distributions under Sections 9.1 and 9.3 hereof.

9.6

Limitation Upon Distributions.  No distribution shall be made to Members if prohibited by Section 18-607 of the Delaware Act.

ARTICLE 10
CERTAIN FEES

10.1

Certain Fees to Western and Western Affiliates.  With respect to all Existing Portfolio Projects, Inland Management shall be initially engaged to provide certain services pursuant to existing Property Management Agreements; and to the extent Western provides such services, Inland Management shall be entitled to receive certain Fees from the Company or the applicable Project Entity as set forth therein. The Company shall pay (or cause the applicable Project Entity to pay) the Fees to Inland Management from Operating Distributable Cash in accordance with Section 9.1 hereof, and from Capital Event Distributable Cash in accordance with Section 9.3 hereof, and to the extent that Operating Distributable Cash in a calendar month and/or Capital Event Distributable Cash is insufficient to pay such property management fees in accordance with Section 9.1 and 9.3 hereof, such fees shall accrue.   By its execution of the attached Joinder Agreement, Inland Management acknowledges and agrees that its existing Property Management Agreements shall be deemed amended to reflect such accrual feature.

ARTICLE 11
BOOKS AND RECORDS

11.1

Accounting Period.  The Company’s accounting period shall be the calendar year.

11.2

Records.  Proper and complete records and books of account shall be maintained by the Company in conformity with generally accepted accounting principles consistently applied. All transactions and other matters relating to the Company’s business shall be entered fully and accurately in such records and books of account in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours upon reasonable prior notice to Manager. The Company shall also keep at its principal place of business the following records:

(a)

A current list of the full name and last known address of each Member;

(b)

Copies of records to enable a Member to determine the relative voting rights, if any;

(c)

A copy of the Certificate of Formation of the Company and all amendments thereto;

(d)

Copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years;

(e)

Copies of this Agreement, together with any amendments thereto;

(f)

Copies of any financial statements of the Company for the three most recent years; and

(g)

Copies of all minutes from meetings of the Board of Directors.

11.3

Audits and Reports.  Western shall deliver to Inland Member the following financial statements and reports at the times indicated below:

(a)

On or before the execution of this Agreement and thereafter on each subsequent October 1st thereafter during the term of this Agreement, Western shall prepare and submit to the Board of Directors a budget for each Existing Portfolio Project (the “Project Budget”) and the Company for the next ensuing calendar year (each such budget an “Annual Budget”). Inland Member acknowledges that Western has submitted a Project Budget and an Annual Budget for 2010 and that the next due date for updated Project Budgets and Annual

Budget shall be October 1, 2010. The Project Budget and the Annual Budget shall include a summary in reasonable detail of all activities or operations contemplated with respect to the applicable Existing Portfolio Project and the Company for the period in question, including details of anticipated expenditures and revenues. If the Board of Directors does not approve an Annual Budget for any year prior to the commencement of such year, then, until the Board of Directors shall agree upon the Annual Budget for such year, the Annual Budget in effect for the immediately preceding year shall constitute the Annual Budget for such year, except that (i) any items or portions of the Annual Budget for such year upon which the Board of Directors agrees shall be substituted for the corresponding items in the most recent Annual Budget, and (ii) with respect to all items of cost and expense that are not within the discretion of the Company (including, for example, debt service, real property taxes, utilities, costs of compliance with governmental requirements) the actual cost may be incurred.

(b)

Within forty-five (45) days after the disposition of an Existing Portfolio Project, Western shall deliver to the Members a complete set of documentation evidencing such disposition and such other information as the Members may reasonably request in connection therewith.

(c)

Within thirty (30) days after the expiration of each calendar quarter, Western shall deliver or cause to be delivered to Inland Member and/or its designees in a mutually acceptable format reports showing, among other things, the results of the operations of each property in the Existing Portfolio for the immediately preceding calendar quarter and year-to-date, together with an analysis of actual results for such property in the Existing Portfolio compared to the Annual Budget for such property in the Existing Portfolio on a quarterly and year-to-date basis. Such reports shall also contain a detailed quarterly and Fiscal-Year-to-date description of all receipts and other collectible charges for each tenant or debtor, plus a schedule of all outstanding receivables.

(d)

Within ninety (90) days after the expiration of each taxable year, Western will provide to Inland Member a draft of year end financial statements and a draft of all Federal, State and local tax returns for the immediately preceding calendar year for the Company and, to the extent required by any applicable law, code or regulation, each Project Entity.

(e)

Within one hundred twenty (120) days after the expiration of each calendar year Western shall deliver to Inland Member financial statements for the Company audited by an independent certified public accounting firm acceptable to the Board of Directors in accordance with GAAP consistently applied.

(f)

By April 1 following the end of each Fiscal Year, Western shall deliver to Inland Member a final K-1 partnership return for the preceding taxable year for the Company and, to the extent required by applicable law, each Company Entity.

(g)

The Company shall pay in accordance with the applicable Annual Budget for the Company the costs of any third parties providing the Company with auditing and tax preparation services.

11.4

Methods of Accounting.  All financial reports of the Company shall be prepared in accordance with GAAP consistently applied. All elections with respect to tax matters to be made by or for the Company shall be made by the TMM.

11.5

Tax Matters Member.  For purposes of Code §§ 6221 through 6233, the TMM shall have the following duties:

(a)

The TMM shall keep the Members informed of all administrative and judicial proceedings, as required by Code § 6223(g), and shall furnish to the Members a copy of each notice or other communication received by the TMM from the Internal Revenue Service (except such notices or communications as are sent directly to the Members by the Internal Revenue Service). The TMM is hereby authorized and required by the Members to file all tax returns of the Company and in all instances to elect to treat the Company as a partnership for tax purposes. The expenses so incurred by the TMM shall be Company expenses and shall be paid by the Company in accordance with the applicable Annual Budget for the Company.

(b)

Subject to Section 5.2, the TMM shall have the authority, on behalf of the Company, to do all or any of the following:

(i)

enter into a settlement agreement or make any election with the IRS which purports to bind any other Member;

(ii)

file a petition as contemplated in Code § 6226(a) or 6228;

(iii)

intervene in any action as contemplated in Code § 6226(b);

(iv)

file any request contemplated in Code § 6227(b);

(v)

enter into an agreement extending the period of limitations as contemplated in Code § 6229(b)(l)(B); and

(vi)

in the event of a transfer of all or any portion of the Interests of any Member, elect pursuant to Section 754 of the Code to adjust the basis of assets of the Company; provided, however, that the TMM shall make such an election upon the request of any Member.

Should the TMM wish to resign, the Board of Directors shall promptly appoint a replacement, upon which such resignation shall be effective.

11.6

Matters Concerning Banking.  Funds of the Company shall be deposited in an account or accounts of a type, in form and name of the Company and in a bank or banks selected by the Manager. All funds of the Company shall be used solely for the business of the Company.

11.7

Legal Counsel.  The initial legal counsel for the Company (“Company Counsel”) shall be Katten Muchin Rosenman LLP.  The Board of Directors shall have the unilateral right to cause the Manager to change the Company Counsel.  All costs and expenses of Company Counsel shall be project expenses and shall be included as a contribution of capital to the relevant Existing Portfolio Project; provided, however, the parties shall use commercially reasonable, good faith efforts to develop and utilize standardized acquisition, disposition and organizational documents to minimize legal costs and expenses where possible. At the request of Inland Member, the Company shall cause Company Counsel to confer with outside counsel selected and paid by Inland Member (the “Inland Member’s Counsel”) concerning matters affecting the Company and will provide Inland Member’s Counsel with copies of such documents and agreements as Inland Member’s Counsel may reasonably request from time to time.

11.8

Company Accountants.  The initial accountants of the Company (“Accountants”) shall be Deloitte & Touche LLP and Deloitte Tax LLP.  The Board of Directors shall have the unilateral right to cause the Manager to remove the Accountants of the Company, no less than 120 days prior to the beginning of a new calendar year, in which event the Board of Directors will select replacement Accountants.  Inland Member shall have the right, at its cost and expense, to engage a separate independent public accounting firm selected by Inland Member to audit the books and records of the Company from time to time and Manager shall reasonably cooperate with such audit.

11.9

Certification.

(a)

The Company shall issue two (2) limited liability company certificates, each in the form of Exhibit M attached hereto (each an “LLC Certificate”), in the names of Western and Inland Member.  For purposes of this Agreement, the term “record holder” shall mean the Person whose name appears on the books and records of the Company as the Member owning the limited liability company interest at issue.

(b)

The Company shall maintain books for the purpose of registering the transfer of limited liability company interests in the Company.  A limited liability company interest in the Company which is transferred in accordance with the terms of this Agreement shall be transferable on the books of the Company by the record holder thereof in person or by such record holder’s duly authorized attorney, but, except as provided in subsection (c) below with respect to lost, stolen or destroyed certificates, no transfer of a limited liability company interest in the Company shall be entered until the previously issued LLC Certificate representing such interest shall have been endorsed and surrendered to the Company and canceled and a replacement LLC Certificate issued to the assignee of such interest in accordance with such procedures as the Company may establish.  Subject to Articles 12 and 14 hereof, in the event of a transfer of less than all of a Member’s limited liability company interest in the Company, the Company shall issue to the transferring Member a new LLC Certificate representing the limited liability company interest in the Company not being transferred.  Except as otherwise required by law, the Company shall be entitled to treat the record holder of an LLC Certificate on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

(c)

Subject to Articles 12 and 14 hereof, the Company shall issue a new LLC Certificate in place of any LLC Certificate previously issued if the record holder of the LLC Certificate:

(1)

Makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued LLC Certificate has been lost, destroyed or stolen;

(2)

Requests the issuance of a new LLC Certificate before the Company has notice that the LLC Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(3)

Indemnifies the Company and each other Member against any claim that may be made on account of the alleged loss, destruction or theft of the LLC Certificate; and

(4)

Satisfies any other reasonable requirements imposed by the Company.

If a Member fails to notify the Company within a reasonable time after it has notice of the loss, destruction or theft of an LLC Certificate, and a transfer of the limited liability company interests in the Company represented by the LLC Certificate is registered before receiving such notification, the Company shall have no liability with respect to any claim against the Company for such transfer or for a new LLC Certificate.

(d)

Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code (the “UCC”) as in effect from time to time in any relevant jurisdiction, including without limitation the UCC as in effect from time to time in the State of Delaware (including 57A-8-102(a)(15) and 57A-8-103(c) thereof) (Del. Code tit. 6, § 8-101 et seq.).  Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control.

ARTICLE 12
TRANSFERABILITY AND WITHDRAWAL

12.1

Transfer Limitations.

(a)

Except as expressly provided in Sections 12.2 through 12.6 below, no Member shall sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a “Transfer”), any part or all of its interest in the Company, or substitute a transferee in its place as a substitute Member of the Company, without the unanimous written consent of all Members and any attempt to do so shall be void. In no event shall the Manager approve any Transfer to any person or entity that is not an “accredited investor” as defined in Regulation D promulgated pursuant to the Securities Act.

(b)

In order to effectuate the purpose of this Section 12.1, each Member that is an entity will seek to Transfer its interest in the Company only through a direct Transfer of such interest therein in the manner contemplated in this Article 12, and no Transfer or other disposition of any stock or partnership or other beneficial interest in any such Entity will be effected, directly or indirectly, unless unanimously approved by the Members.

(c)

In the event of a Transfer of any interest in contravention of the provisions of this Section 12.1, the person or entity to whom such Transfer is made shall become neither a Member nor an assignee or holder hereunder, and shall not be entitled to participate in any decision or to receive any share of profits or cash in respect of the Company’s business or to share in distributions, if any, in which its assignor would otherwise have been entitled to share, and shall have no right to require any information or accounting of any transactions of the Company, and such assignee shall not be entitled to vote with respect to any Company matter. No transferee shall be a Member nor shall it have any of the rights thereof until admitted as a Member pursuant to this Section 12.1 and until such transferee shall have executed a counterpart of this Agreement and agreed in writing to assume and be bound by all of the relevant obligations of the transferor.

(d)

Each Member shall perform reasonable due diligence to insure that at all times throughout the term of the Contemplated New Debt, no transferee shall be an Embargoed Person.

12.2

Right of First Offer; Tag Along Right.

(a)

At any time after the ninety (90) day anniversary of the date of this Agreement, a Member (who did not commit a Default Event) may sell its Membership Interest, subject to the restrictions imposed by any existing financing documents, including the Contemplated New Debt and the terms hereof, provided, however, Western may not sell pursuant to this Section 12.2(a) a portion of its Membership Interest comprising more than twenty five percent (25%) of the outstanding Membership Interests in the Company without also complying with Section 12.2(c) below.  The Member wishing to sell its Membership Interest (the “Offeror”) must first deliver written notice (a “Sell Trigger Notice”) to the other Member (the “Respondent”) specifying in writing the price (the “Stated Selling Price”) at which the Offeror would be willing to sell its entire Membership Interest to the Respondent.  Any Sell Trigger Notice shall reference the invocation of this Section 12.2(a) and shall constitute an irrevocable offer from the Offeror to the Respondent to sell all, but not less than all, of the Offeror’s Membership Interest in the Company at the Stated Selling Price. Within fifteen (15) days following a triggering of the provisions of this Section 12.2(a), the Respondent shall notify the Offeror of its intention either (x) to buy all of the Offeror’s Membership Interest in the Company from the Offeror for the Stated Selling Price, or (y) to permit the Offeror to sell its Membership Interest to an independent third-party pursuant to an arm’s length transaction for an amount equal to or greater than 97% of the Stated Selling Price (the “Required Third Party Price”), without regard to the restrictions set forth in Section 12.1 above. In the event the Respondent fails to timely notify the Offeror of its election pursuant to this Section 12.2(a), the Respondent shall be deemed to have elected to proceed pursuant to clause (y) above.

(b)

In the event the Respondent elects or is deemed to have elected to proceed pursuant to clause (y) of Section 12(a) above, the Offeror shall have the right for a period of twelve (12) months after the date of the Sell Trigger Notice (the “Third Party Sale Period”) to sell its Membership Interest in the Company to a bona fide third party for the Required Third Party Price. In the event the Offeror fails to consummate the sale of its Membership Interest for the Required Third Party Price prior to the expiration of the Third Party Sale Period, Offeror’s rights to sell its Membership Interest to a third party will be revoked until such time as the Offeror has repeated the process set forth in Section 12.2(a) and provided the Respondent with the right to make its election pursuant to Section 12.2(a) above.

(c)

In the event that Western desires to sell a portion of its Membership Interest comprising more than twenty five percent (25%) of the outstanding Membership Interests in the Company pursuant to this Section 12.2 and has complied with the provisions of Sections (a) and (b) above, and subject to the restrictions imposed by any existing financing documents (including the Contemplated New Debt), Western shall give Inland Member fifteen (15) days written prior notice of such proposed sale, and Inland Member shall have five (5) days after receipt of such notice to elect (a “Tag Along Election”) either to (x) sell all, but not less than all, of its Membership Interest to the proposed purchaser, on the same terms and conditions as the Western sells its Membership Interest and at a price equal to the greater of (I) a price based on Western’s price, prorated to reflect the difference in percentage Membership Interests being sold or (II) the Call Price (the “Tag Along Price”), or (y) not to sell its Membership Interest.   If Inland Member makes a Tag Along Election, then Western shall cause, as a condition of its sale, the proposed purchaser to purchase the Inland Member’s Membership Interest from Inland Member at the Tag Along Price and upon the other terms and conditions upon which Western is selling its Membership Interest, except that each selling Member shall only be severally liable for any representations, warranties or indemnities in favor of the proposed purchaser regarding such Member, and Western only shall be liable for any representations, warranties or indemnities in favor of the proposed purchaser regarding the Company, any Company Entity or any Existing Portfolio Project, (ii) each Member shall receive a share of each form of consideration paid by the proposed purchaser calculated as set forth above.

(d)

If the Company desires to sell any Individual Property, any such sale must be in compliance with the terms of any existing financing documents, including the Contemplated New Debt encumbering such Individual Property.  In addition, in connection with any such proposed sale, the Company shall deliver to each Member written notice of its intention to sell, which notice shall specify the Individual Property to be sold and the proposed price and other terms of such sale (a “Property Sell Trigger Notice”).  The proposed price shall represent the Company’s good faith estimate of fair market value for such Individual Property.  Any such Property Sell Trigger Notice shall reference the invocation of this Section 12.2(d) and shall constitute an irrevocable offer from the Company to the Members to sell the applicable Individual Property to either Member at the price and upon the terms specified therein. Within fifteen (15) days following a triggering of the provisions of this Section 12.2(d), the Members shall notify the Company of their intention either (x) to buy the Individual Property at the price and upon the terms specified in the Property Sell Trigger Notice, or (y) to permit the Company to sell the Individual Property to a bona fide third-party purchaser pursuant to an arm’s length transaction at a price equal to or greater than 97% of the price identified in the Property Sell Trigger Notice and upon the terms specified in the Property Sell Trigger Notice.  In the event a Member fails to timely notify the Company of its election pursuant to this Section 12.2(d), such Member shall be deemed to have elected to proceed pursuant to clause (y) above.  If both Members timely elect to proceed pursuant to clause (x) above, then the Members and the Company shall negotiate with respect to the price only, and not the terms, until one Member is willing to pay a higher price than the other Member.  Thereafter, or if only one Member timely elects to proceed pursuant to clause

(x) above, the Company shall execute a purchase and sale agreement reflecting the price and the terms specified in the Property Sell Trigger Notice (or such higher negotiated price, if applicable), and shall proceed to closing in accordance with such contract.  If both Members elect, or are deemed to elect, to proceed pursuant to clause (y) above, then the Company may sell the applicable Individual Property to any bona fide third party purchaser for a price equal to or greater than 97% of the price identified in the Property Sell Trigger Notice and upon the terms specified in the Property Sell Trigger Notice, provided such sale closes within one hundred eighty (180) days of the date of the Property Sell Trigger Notice.

(e)

Any exercise of the provisions of clauses (a) or (b) of this Section 12.2 is also subject to the provisions of Section 12.4 below.

12.3

Western Call Right.

(a)

At any time after the earlier to occur of (i) the occurrence of a Default Event by Inland Member, or (ii) the ninety (90) day anniversary of the date of this Agreement, Western may elect by providing Inland Member (also, in such instance, a “Respondent”) with written notice (the “Call Trigger Notice”) to purchase all of Inland Member’s Membership Interest in the Company.

(b)

In addition, if Western is to be acquired pursuant to a tender offer, Western shall, prior to such acquisition: (I)  be obligated to exercise its rights under Section 12.3(a) above and deliver a Call Trigger Notice, and (II) acquire Inland Member’s Membership Interest in accordance with Section 12.3(a) above, concurrently with implementation of such tender offer.

(c)

[Reserved].

(d)

The price payable in respect of Inland Member’s Membership Interest hereunder shall be an amount equal to (i) the greater of (X) the then outstanding amount of Inland Member’s Capital Contribution or (Y) the fair market value of Inland Member’s Membership Interest, plus (ii) an amount necessary to yield to Inland Member a cash return of six percent (6%) per annum, compounded monthly at six percent (6%) per annum, on its outstanding Capital Contributions from time to time, plus (iii) an amount necessary to yield to Inland Member an additional cash return of five percent (5%) per annum, compounded quarterly at five percent (5%) per annum, on its outstanding Capital Contributions from time to time, plus (iv) Five Million and 00/100 Dollars ($5,000,000.00) (the “Call Price”).

(e)

Exercise of the provisions of this Section 12.3 is also subject to the provisions of Section 12.4 below.

12.4

Provisions Applicable to Right of First Offer and Call Agreement.

(a)

[Reserved].

(b)

If any Member elects to purchase the other Member’s Membership Interest pursuant to clause (x) of Section 12.2(a) or Section 12.3 above, the purchasing Member shall deliver to a mutually acceptable escrow agent a non-refundable cash deposit within thirty (30) days of Respondent’s actual or deemed notice in the case of a transfer pursuant to clause (x) of

Section 12.2(a),  or within ten (10) days after delivery of the Call Trigger Notice in the case of a transfer pursuant to Section 12.3(a), in an amount equal to the lesser of (i) five percent (5%) of the Stated Selling Price or the price as determined by Section 12.3(d), as applicable, or (ii) $1,000,000 (the “Deposit”) to secure the purchasing Member’s obligations hereunder.

(c)

Closing of any sale pursuant to clause (x) of Section 12.2(a) or Section 12.3 above (“Closing”) shall occur on the thirtieth (30th) day following the date of the escrow agent’s receipt of the purchasing Member’s deposit as contemplated by Section 12.4(b) above (or, if such day is not a Business Day, the next succeeding Business Day) (the “Closing Date”), at the principal place of business of the Company, or at such other time and place as may be mutually agreed upon, and (unless otherwise agreed to by the parties) shall be on a cash basis. At such Closing: (i) the seller shall convey all of its Membership Interest in the Company, and warrant that (a) the Interest being sold by it is free and clear of all liens, encumbrances and rights of others, (b) it has full right and authority to sell such Interest and that the sale has been duly authorized, (c) the consummation of the transactions contemplated thereby will not violate the terms of any agreement to which the selling Member is a party, or any order, judgment, or decree applicable to the selling Member, and (d) no consent, approval, or authorization of any other person or entity is required on the part of the selling Member in connection with the consummation of the transactions contemplated thereby, (ii) the purchaser shall pay the seller, as applicable, either the Stated Selling Price or the price as determined by Section 12.3(d) of this Agreement, as applicable (the “Intra-Member Purchase Price”), less a credit for the Deposit (which shall be delivered by the escrow agent to the seller and the amount thereof credited against the Intra-Member Purchase Price), and as adjusted by customary closing prorations and customary closing costs, in cash or by certified or cashier’s check; and (iii) all parties shall execute and deliver such other documents as may be appropriate to effect, evidence and perfect the transaction.

(d)

Should the purchaser pursuant to clause (x) of Section 12.2(a) or Section 12.3 above fail timely to close, the seller, as its exclusive remedies in the circumstances (i) shall be entitled to receive from the escrow agent, as liquidated damages for such failure, the Deposit deposited pursuant to Section 12.4(b) of this Agreement, (ii) shall have the right for a period of twelve (12) months after the scheduled Closing Date (the “Default Sale Period”) to sell its Membership Interest in the Company to a bona fide third party without a restriction on price, and (iii) in the case of a transaction pursuant to Section 12.3, Western’s rights pursuant to Section 12.3 shall be suspended for a period of twelve (12) months. In the event the seller thereafter fails to consummate the sale of its Membership Interests to a third party during the Default Sale Period, the seller’s rights to sell its Membership Interest to a third party will be suspended until such time as the seller has delivered a Sell Trigger Notice pursuant to Section 12.2(a).  If any Member which is the selling Member fails to perform its obligations contained in clause (x) of Section 12.2(a) or Section 12.3, (i) the buying Member may, in addition to its other remedies set forth in this Agreement, enforce its rights by an action for specific performance, and (ii) the selling Member shall be deemed to have committed a Default Event.

(e)

In connection with a Transfer pursuant to these Sections 12.2 through 12.4, the purchaser may designate another person or persons to acquire the seller’s Membership Interest in the Company, in which event such other person(s) shall acquire such Membership Interest, but no such designation or acquisition shall relieve the purchasers (as determined without regard to this Section 12.4(e)) from any obligation under these Sections 12.2 through 12.4.

(f)

Any Member shall have the right to exercise the Right of First Offer pursuant to Section 12.2 above (such Member being the “Initiating Member”); provided, however, that upon any Member’s exercise of such provision, no Member may again trigger the provisions of Section 12.2 until the termination of all procedures and timeframes pursuant to Section 12.2.

(g)

As a condition to a Member’s obligation to sell its Membership Interest in the Company pursuant to Section 12.2, the selling Member must be released at the closing from any indemnities, guaranties or other credit enhancements granted by such Member on behalf of the Company or any Project Entity to any third party.

12.5

Transfer Condition.  In connection with any transfer of a Membership Interest or any portion thereof to a non-Member, the Member making such transfer and the assignee shall furnish the other Member with a copy of the transfer instrument, a ratification by the assignee of this Agreement, evidence of any required third party consents, and, if requested, a legal opinion that the transfer complies with applicable federal and state securities laws.  In addition, the Member making such transfer shall reimburse the Company for all costs and expenses incurred by the Company, including without limitation, reasonable attorneys fees, in connection with such Transfer.

12.6

Certain Permitted Transfers.  (a)  Provided such Transfer does not result in the application of any due on sale clause under any Company or Company Entity financing, or otherwise constitute a default thereunder (unless Western has obtained the prior written consent of the applicable lender), Western may Transfer its Membership Interest (in whole, but not in part) to an Affiliate or other related party of Western pursuant to a corporate merger or reorganization so long as such transferee expressly assumes the obligations of Western hereunder.

(b)

Nothing herein shall be deemed to restrict the right of any holder of a direct or indirect interest in Inland Member or Inland Equity, LLC from conveying, assigning, pledging, encumbering or otherwise transferring any or all of its interest therein, and no consent of the Company or any Member shall be required, and no right of first offer or the like shall be required in connection with any such transfer.

12.7

Termination of Obligations.  As of the effective date of any Transfer not prohibited hereunder by a Member of its entire interest in the Company, such Member’s rights and obligations hereunder shall terminate except as to any indemnity obligations of such Member attributable to acts or events occurring prior to such date. Thereupon, except as limited by the preceding sentence, this Agreement shall terminate as to the transferring Members but shall remain in effect as to the other Members. In the event of a Transfer of its entire Membership Interest by a Member to another Member, the Member to whom such interest is transferred shall indemnify, defend and hold harmless the Member so transferring its Membership Interest from and against any and all claims, demands, losses, liabilities, expenses, actions, lawsuits, and other proceedings, judgments, awards, and costs and expenses (including but not limited to reasonable attorneys’ fees) incurred in or rising directly or indirectly, in whole or in part, out of operation of the business of the Company, excluding only those liabilities, if any, accruing after to the date of such Transfer.

12.8

Restraining Order.  In the event that any Member shall at any time Transfer or attempt to Transfer its Membership Interest in violation of the provisions of this Agreement and any rights hereby granted, then the other Member shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning Transfer set forth in this Agreement.

12.9

No Termination.  Notwithstanding any provision to the contrary in this Article 12, no Member shall Transfer all or any part of its Membership Interest to a Person or Entity other than another Member if such Transfer would result in a termination of the Company under the Code, or constitute a default under any documents evidencing or securing the then existing financing on the Portfolio.

12.10

Withdrawal.  No Member shall have the right to withdraw from the Company without the prior written consent of the remaining Members.

12.11

Compliance with Loan Documents.  No Member shall make, or cause or permit to be made, any Transfer that does not comply with any restrictions on transfers set forth in the documents evidencing or securing any loan to any Company Entity, including, without limitation, the absolute prohibition on transfers until after ninety (90) days after the closing of the Contemplated New Debt.

ARTICLE 13
DISSOLUTION AND TERMINATION

13.1

Waiver of Rights.  Each Member does hereby expressly waive any and all rights to dissolve, terminate or liquidate, or to petition a court for the partition, dissolution, termination or liquidation of the Company except as provided in this Article 13.

13.2

Voluntary Termination.  Prior to the expiration of the Term as specified in Section 2.9, the Company may terminate upon the occurrence of any of the following events:

(a)

the unanimous written consent of all of the Members;

(b)

the election by either Member to dissolve and liquidate the Company at any time after the Contemplated New Debt has been repaid or defeased in full, which election shall be made in writing delivered to both the other Member and the Company not less than ninety (90) or more than one hundred eighty (180) days before the proposed date of such dissolution;

(c)

the occurrence of a Default Event, provided the non-defaulting Member elects to terminate the Company within thirty (30) days after the occurrence of such Default Event; or

(d)

the sale of substantially all the assets of the Company and the distribution to the Members of all proceeds from such sale.

13.3

Events of Involuntary Dissolution.  The Company shall terminate and be dissolved upon the expiration of the term, as same may be extended, as provided in Section 2.9 hereof.

13.4

Reformation of Company.  Notwithstanding the provisions of Section 13.3, the Company shall not be dissolved upon the expiration of the term specified in Section 2.9 in the event that, within sixty (60) days after the date of any of such event, the remaining Members elect to continue the business of the Company in a reconstituted form.

13.5

Effect of Dissolution.  Upon dissolution, the Company shall cease to carry on its business, except as permitted by Section 18-803 of the Delaware Act.

13.6

Winding Up, Liquidation and Distribution of Assets.

(a)

Upon dissolution, Manager shall perform an accounting of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

(b)

If the Company is dissolved and its affairs are to be wound up, the Manager shall:

(i)

sell or otherwise liquidate all of the Company’s assets promptly as practicable;

(ii)

allocate any Net Profit or Net Loss or items of income, gain, loss or deduction resulting from such sales to the Members in accordance with Article 8 hereof;

(iii)

discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the Company; and

(iv)

distribute any remaining Distributable Cash in accordance with Section 9.3.

(c)

If the Company has been unable to completely liquidate its interest in all of the Company’s assets prior to the expiration of the Term, Company will have sixty (60) days after the expiration of the Term to deliver to Inland Member written notice (the “Liquidation Notice”) stipulating a price for each of the remaining Existing Portfolio Projects (each price a “Liquidation Price”, in the aggregate, the “Total Liquidation Price”).  Each Liquidation Price shall represent the Company’s good faith estimate of fair market value.  Inland Member shall have thirty (30) days from the date it receives the Liquidation Notice (the “Liquidation Notice Date”) to elect by written notice to Company and the Board of Directors either (x) to sell the remaining Existing

Portfolio Projects to Western for the Total Liquidation Price, or (y) to cause the Company to sell the remaining Existing Portfolio Projects to one or more third party purchasers on the open market for not less than 100% of the Liquidation Price for such Existing Portfolio Projects. If Inland Member fails to timely elect either (x) or (y), it shall be deemed to have elected (x).  If Inland Member elects (y), and the Company thereafter is unable to sell the remaining Existing Portfolio Projects to one or more third party purchasers on the open market for not less than 100% of the Liquidation Price for such Existing Portfolio Projects, the Company shall sell to Western the remaining assets of the Company for the aggregate Liquidation Price for such Existing Portfolio Projects. The Closing of such sale shall occur within ninety (90) days after the Company and Western shall execute such instruments as are necessary or advisable to consummate such sale.  Western shall receive a credit at the Closing in an amount equal to, and in lieu of, any distribution that it would otherwise have received under Section 9.3 hereof, and such amounts shall be deemed a distribution under Section 9.3.

(d)

Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

(e)

Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(f)

All Members and the Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

13.7

Certificate of Termination.  When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Termination may be executed and filed with the Secretary of State of Delaware in accordance with the Delaware Act.

13.8

Return of Contribution Nonrecourse to Other Members.  Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

ARTICLE 14
ADDITIONAL MEMBERS

14.1

Admission of a New Member.  Subject to the terms of any existing Company or Company Entity financing, from the date of the formation of the Company, any Person or Entity acceptable to the Members may become a Member of this Company either by the issuance by the

Company of Membership Interests for such consideration as the Board of Directors shall determine, or as a transferee of a Member’s Membership Interest or any portion thereof, subject to the terms and conditions of this Agreement.

ARTICLE 15
MISCELLANEOUS PROVISIONS

15.1

Governing Laws.  This Agreement, and the application of interpretation hereof shall be governed by its terms and by the laws of the State of Delaware, and specifically the Delaware Act.

15.2

No Action for Partition.  No Member has any right to maintain any action for partition with respect to the property of the Company.

15.3

Execution of Additional Instruments.  Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

15.4

Waivers.  The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

15.5

Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

15.6

Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

15.7

Heirs, Successors and Assigns.  Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

15.8

Third Parties.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party.

15.9

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.10

Certification of Non-Foreign Status.  In order to comply with § 1445 of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Member shall provide to the Company, an affidavit stating, under penalties of perjury, (i) the Member’s address, (ii) United States Taxpayer identification number, and (iii) that the Member is not a foreign person as that term is defined in the Code and Treasury Regulations. Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Manager to withhold 10% of each such Member’s distributive share of the amount realized by the Company on the disposition.

15.11

Notices.  Each Notice shall be in writing, and shall be deemed to have been properly given or served when transmitted by facsimile transmission or internet e-mail (with a conforming copy to be delivered by other means) or when delivered to any nationally recognized overnight courier or by personal delivery (which may include delivery by commercial courier service) if receipt is procured. The time period in which a response to any Notice must be made, or any action taken or payment made with respect thereto, shall start on the date which is one (1) day after the date of the confirmation of receipt of such facsimile transmission, the date of the delivery of such internet e-mail, the date of receipt indicated on the return receipt of the Notice or on the date of personal delivery evidenced by a receipt. Rejection of or other refusal to accept a Notice, or the inability to deliver because of changed address or status of which no Notice was given, shall be deemed to be receipt of the Notice sent. By giving to the other Members at least 10 days’ prior Notice thereof, any Member shall have the right from time to time during the term of this Agreement to change its address for the purposes of this Agreement and to specify as its new address any other address within the United States of America. All dates and time referred to in this Agreement shall be determined based on local time in Chicago, Illinois. Initially, Notices shall be sent to the addresses specified in Exhibit F to this Agreement.

15.12

Amendments and Waivers.  Any amendment to or waiver of any provision of this Agreement shall be made in writing and signed by all of the Members.

15.13

Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Delaware Act. The Delaware Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

15.14

Further Assurances.  The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

15.15

Time.  TIME IS OF THE ESSENCE OF THIS AGREEMENT.

15.16

General Statutory Override.  To the extent permitted by law, the provisions of this Agreement shall govern over all provisions of the Delaware Act which would apply but for (and inconsistently with) this Agreement. For each question (a) with respect to which the Delaware Act provides a rule (a “default rule”) but permits a limited liability company’s operating agreement to provide a different rule and (b) which is addressed by this Agreement, the default rule shall not apply to the Company. Without limiting the generality of the foregoing, the following provisions of the Delaware Act shall not apply to the Company: Section 18-304, Section 18-801 and Section 18-804.

15.17

Exculpation.  Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed in connection herewith, it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of either Member or any of their respective successors or assigns against the other Members in connection with this Agreement or any action taken by the Company pursuant to this Agreement, including, without limitation, with respect to any alleged act or omission of such Member or any representative of such Member, any misrepresentation (whether allegedly intentional or unintentional) by or on behalf of such Member, or any breach by or on the part of such Member of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Agreement (collectively, the “Undertakings”), shall be limited to such Member’s interest in the Company, and (b) no personal liability or personal responsibility of any sort with respect to any of the Undertakings or any alleged breach thereof is assumed by, or will at any time be asserted or enforceable against, such Member or its respective Affiliates, or against any of their respective shareholders, directors, officers, employees, agents, advisors, constituent partners, members, beneficiaries, trustees or representatives. Nothing contained in this Section 15.17 shall limit or impair the operation and effect of the dilution provisions set forth in Section 7.1(d).

15.18

Waiver of Jury Trial.  In the event of any disputes hereunder, each Member hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this Agreement, or any claim, counterclaim or other action arising in connection therewith.  This waiver of right to trial by jury is given knowingly and voluntarily by each Member, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue.

 [END OF DOCUMENT.  SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INLAND MEMBER:
INLAND EQUITY INVESTORS, LLC, a Delaware limited liability company
By: Inland Equity, LLC, a Delaware limited liability company, its sole member
By: ______________________ Name: Title:
WESTERN:
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation
By: ___________________________________ Name: Title:

JOINDER AGREEMENT

The undersigned (individually or collectively, as the context requires, “Joinder Party”) hereby acknowledges and agrees that it has read and reviewed the foregoing Agreement to which this Joinder Agreement has been attached, including without limitation, Sections 9.1, 9.3 and 10.1.  Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

For ten dollars ($10.00) and other good and valuable consideration, including the financial benefit the undersigned will receive by virtue of Western’s entering into the foregoing Agreement, the receipt of which is hereby acknowledged, Joinder Party hereby further acknowledges and agrees that any property management or similar agreement with any of the entities listed on Exhibit B to the Agreement to which Joinder Party is a party shall be deemed modified to reflect that any property management or similar fees, to the extent there is insufficient Operating Distributable Cash to pay such fees under Section 9.1 hereof, shall be deferred and accrue without interest.  The provisions of this Joinder Agreement are for the benefit of Inland Member.  This Joinder Agreement shall bind, and inure to the benefit of, each Joinder Party, together with its successors and/or assigns.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

JOINDER PARTY:

INLAND SOUTHWEST MANAGEMENT LLC

By:  __________________________

Name:  _______________________

Title:  ________________________

INLAND US MANAGEMENT LLC

By:  __________________________

Name:  _______________________

Title:  ________________________

INLAND PACIFIC MANAGEMENT LLC

By:  __________________________

Name:  _______________________

Title:  ________________________

2

EXHIBIT A

EVALUATION MATERIALS

https://datasite.merrillcorp.com

Project High Noon 2009

A-1

EXHIBIT B

PROJECT ENTITIES

	Individual Borrower	State/Commonwealth of Formation	Organizational Identification Number	Property Owned Per Exhibit H
1.	Inland Western Birmingham Edgemont, L.L.C.	Delaware	3882010	1
2.	Inland Western Tuscaloosa University, L.L.C.	Delaware	3882014	3
3.	Inland Western Phenix City, L.L.C.	Delaware	3900020	2
4.	Inland Western Avondale McDowell L.L.C.	Delaware	3892335	4
5.	Inland Western Phoenix, L.L.C.	Delaware	3776679	5
6.	Inland Western Fullerton Metrocenter, L.L.C.	Delaware	3809723	8
7.	Inland Western Ontario 4th Street, L.L.C.	Delaware	3951208	6
8.	Inland Western Fresno Blackstone Avenue, L.L.C.	Delaware	3951209	7
9.	Inland Western Placentia, L.L.C.	Delaware	3882379	9

10.	Inland Western Longmont Fox Creek, L.L.C.	Delaware	3880445	10
11.	Inland Western Wesley Chapel Northwoods, L.L.C.	Delaware	3890156	14
12.	Inland Western Miami 19th Street, L.L.C.	Delaware	3841362	12
13.	Inland Western Panama City, L.L.C.	Delaware	3890163	11
14.	Inland Western Lake Mary, L.L.C.	Delaware	3838467	13
15.	Inland Western Cumming Green’s Corner, L.L.C.	Delaware	3898718	16
16.	Inland Western Acworth Stilesboro, L.L.C.	Delaware	3898721	18
17.	Inland Western Covington Newton Crossroads, L.L.C.	Delaware	3898715	17
18.	Inland Western Evans, L.L.C.	Delaware	3899068	15
19.	Inland Western Gurnee, L.L.C.	Delaware	3725826	20
20.	Inland Western Woodridge Seven Bridges, L.L.C.	Delaware	3937498	19
21.	Inland Southeast Stony Creek, L.L.C.	Delaware	3733893	21

22.	Inland Western Houma Magnolia, L.L.C.	Delaware	3841999	22
23.	Inland Western Colesville New Hampshire SPE, L.L.C.	Delaware	4017581	23
24.	Inland Western High Ridge, L.L.C.	Delaware	3934045	24
25.	Inland Western Hickory-Catawba, L.L.C.	Delaware	3749939	26
26.	Inland Western Kill Devil Hills Croatan, L.L.C.	Delaware	3809707	25
27.	Inland Western Las Vegas, L.L.C.	Delaware	3772105	27
28.	Inland Western Coram Plaza, L.L.C.	Delaware	3882017	28
29.	Inland Western Massillon Village, L.L.C.	Delaware	3951190	30
30.	Inland Western Heath Southgate, L.L.C.	Delaware	3935371	31
31.	Inland Western Cuyahoga Falls, L.L.C.	Delaware	3951196	29
32.	Inland Western Oklahoma City Quail, L.L.C.	Delaware	3730645	34

33.	Inland Western Norman, L.L.C.	Delaware	3730654	33
34.	Inland Western Danforth, L.L.C.	Delaware	3730641	32
35.	Inland Western Cranberry DST	Delaware	3815401	35
36.	Inland Western Bethlehem Saucon Valley DST	Delaware	3841705	37
37.	Inland Western Duncansville Holliday DST	Delaware	3877085	36
38.	Inland Western Pawtucket Cottage, L.L.C.	Delaware	3851405	40
39.	Inland Western Middletown Brown’s Lane, L.L.C.	Delaware	3951198	39
40.	Inland Western Pawtucket Boulevard, L.L.C.	Delaware	3951200	38
41.	Inland Western Summerville Azalea Square, L.L.C.	Delaware	3842002	41
42.	Inland Western Charleston North Rivers, L.L.C.	Delaware	3786953	45
43.	Inland Western Irmo Station, L.L.C.	Delaware	3899063	44

44.	Inland Western Mt. Pleasant Park West, L.L.C.	Delaware	3854747	46
45.	Inland Western Columbia Broad River, L.L.C.	Delaware	3809709	42
46.	Inland Western Greer Wade Hampton, L.L.C.	Delaware	3809713	43
47.	Inland Western Jackson Columns, L.L.C.	Delaware	3842003	47
48.	Inland Western Memphis Winchester, L.L.C.	Delaware	3865200	50
49.	Inland Western Knoxville Harvest, L.L.C.	Delaware	3838466	49
50.	Inland Western Crossville Main, L.L.C.	Delaware	3809715	48
51.	Inland Western Denton Crossing Limited Partnership	Illinois	S020878	51
52.	Inland Western Cedar Hill Pleasant Run Limited Partnership	Illinois	S021073	52
53.	Inland Western McAllen Trenton Limited Partnership	Illinois	S022060	53
54.	Inland Western St. George, L.L.C.	Delaware	3760776	54

55.	Inland Western Spokane Northpointe, L.L.C.	Delaware	3786952	55

Other Entities

56.	Colesville One, LLC	100% owner of Inland Western Colesville New Hampshire SPE, L.L.C.	Delaware
57.	Inland Western McAllen Trenton GP, L.L.C.	Owner of 100% of the general partnership interests in Inland Western McAllen Trenton Limited Partnership	Delaware
58.	Inland Western Cedar Hill Pleasant Run GP, L.L.C.	Owner of 100% of the general partnership interests in Inland Western Denton Crossing Limited Partnership	Delaware
59.	Inland Western Denton Crossing GP, L.L.C.	Owner of 100% of the general partnership interests in Inland Western Cedar Hill Pleasant Run Limited Partnership

EXHIBIT C

CONTEMPLATED NEW DEBT

Loan Amount:	Approximately $625 million (including a $500 million mortgage loan, a $85 million senior mezzanine loan, and a $40 million junior mezzanine loan)
Collateral:	First mortgage lien collateralized by 55 assets shown on Exhibit H on a cross defaulted/cross collateralized basis, as well as equity interests
Term:	10 years
Amortization:	30 years
Interest Rate:	Initial blended rate of 8.56%
Reserves:	Monthly tax escrow; Not less than $4.5 million withheld from loan proceeds to fund reserves for tenant improvements, leasing commissions and capital expenditures
Cash Management:	In-place at loan origination

C-1

EXHIBIT D

FORM PROJECT ENTITY OPERATING AGREEMENT
(SINGLE MEMBER)

D-1

EXHIBIT E

FEE SCHEDULE

Western and/or its Affiliate, Inland Management, will provide disposition and property management services to the Company and/or each Project Entity. Western, or as the case may be, Inland Management, will be entitled solely to the following fees for the performance of such services:

1.

With respect to all properties for which Inland Management serves as Property Manager, Inland Management will receive from the relevant Project Entity a property management fee equal to 4.5% of the actual monthly gross income generated by such Existing Portfolio Project provided the leases for the tenants of such Project Entity allow for full recovery of the 4.5% management fee as a pass-through expense. In the event any such leases do not allow for recovery of any or all of the property management fee, then the property management fee payable by the relevant Project Entity to Inland Management shall be 3.5% of the actual monthly gross income generated by the lease in question (i.e., the fee will be 4.5% for leases which allow for full recovery of the 4.5% management fee as a pass-through expense and 3.5% for all other leases).

Included within this property management fee shall be all legal expenses for leases with any national tenants, the cost of in-house insurance placement, in-house construction supervision of all tenant’s tenant improvement build out, all in-house design work for marketing brochures, all in-house accounting and reporting costs and expenses.

2.

Inland Management shall be paid leasing commissions pursuant to the following schedule:

Leasing commissions per the following schedule (when an outside broker is involved, the payout is 150%, and on a renewal, the payout is 50%)

(i)

<= 2,500 square feet = $4.00 per square foot

(ii)

2,501—5,000 SF = $3.50 per square foot

(iii)

5,001—10,000 SF = $3.00 per square foot

(iv)

10,001—20,000 SF = $2.50 per square foot

(v)

>= 20,001 SF = $2.00 per square foot

In no event shall Inland Management be paid a leasing fee for an Existing Portfolio Project that it no longer manages and leases.

3.

[omitted].

E-1

4.

In the event that Western’s brokerage division is engaged by the Board of Directors to sell the Portfolio or by any Project Entity to sell an Existing Portfolio Project to a third party on behalf of the Company, or as applicable, such Project Entity, the sales commission will be negotiated at that time based upon then-prevailing market rates.

5.

Western or, at Western’s sole option, Inland Management shall receive an administration fee of 0.25% of total venture capitalization to cover the costs of any in-house legal costs for the preparation of the purchase and sale documents for acquisition and dispositions, in-house tax appeals, and in-house the cost of placing all mortgage debt on the properties.

E-2

EXHIBIT F

ADDRESSES FOR NOTICE

If to Inland Member:

Inland Equity Investors, LLC
2901 Butterfield Road
Oak Brook, IL 60523
Attention: Robert H. Baum
Fax No.: (630) 218-8034
E-mail: baum@inlandgroup.com

With a copy to:

Inland Equity Investors, LLC
2901 Butterfield Road
Oak Brook, IL 60523
Attention: Elliott B. Kamenear
Fax No.: (630) 218-4900
E-mail: kamenear@inlandgroup.com

And to:

Neal, Gerber & Eisenberg, LLP
2 North LaSalle Street, Suite 1700
Chicago, IL  60602
Attention: Douglas J. Lubelchek
Fax No.: (312) 750-6506

dlubelchek@ngelaw.com

To Western and/or the Company:

Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attention: Steven P. Grimes
Fax No.: (630) 368-2308
E-mail: grimes@inland-western.com

With a copy to:

Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attention: Dennis Holland, General Counsel
Fax No.: (630) 218-4900
E-mail: holland@inland-western.com

And to:

Katten Muchin Rosenman LLP
401 South Tryon Street, Ste. 2600
Charlotte, NC 28202
Attention: Daniel S. Huffenus
Fax No.: (704) 344-3056
E-mail: dan.huffenus@kattenlaw.com

F-1

EXHIBIT G
Form Mezz Entity Operating Agreement

G-1

EXHIBIT H

EXISTING PORTFOLIO

1.

Edgemont Town Center — shopping center located in the City of Homewood, Jefferson County, Alabama  *Please note that the state listed on the entity list has this property located in Arizona rather than Alabama

2.

Phenix Crossing — shopping center located in the City of Phenix City, Russell County, Alabama

3.

University Town Center — shopping center located in the City of Tuscaloosa, Tuscaloosa County, Alabama

4.

Gateway Pavilions — shopping center located in the City of Avondale, Maricopa County, Arizona

5.

Paradise Valley Marketplace — shopping center in the City of Phoenix, Maricopa County, Arizona

6.

Edwards 21 Multiplex Theater — movie theater in the City of Fresno, Fresno County, California

7.

Edwards Megaplex Theater — movie theater in the City of Ontario, San Bernardino County, California

8.

Fullerton Metrocenter — shopping center in the City of Fullerton, Orange County, California

9.

Placentia Town Center — shopping center in the City of Placentia, Orange County, California

10.

Fox Creek Village — shopping center in the City of Longmont, Boulder County, Colorado

11.

23rd Street Plaza — shopping center in the City of Panama City, Bay County, Florida

12.

Bed Bath & Beyond Plaza — shopping center in the City of Miami, Miami-Dade County, Florida

13.

Lake Mary Pointe — shopping center in the City of Lake Mary, Seminole County, Florida

14.

Northwoods Shopping Center — shopping center in the City of Wesley Chapel, Pasco County, Florida

15.

Evans Towne Centre — shopping center in the City of Evans, Columbia County, Georgia

16.

Green’s Corner — shopping center in the City of Cumming, Forsyth County, Georgia

17.

Newton Crossroads — shopping center in the City of Covington, Newton County, Georgia

18.

Stilesboro Oaks — shopping center in the City of Acworth, Cobb County, Georgia

19.

Cinemark Theatre — movie theater in the City of Woodridge, DuPage County, Illinois

20.

Gurnee Town Centre — shopping center in the City of Gurnee, Lake County, Illinois

21.

Stony Creek — shopping center in the City of Noblesville, Hamilton County, Indiana

22.

Magnolia Square — shopping center in the City of Houma, Terrebonne Parish, Louisiana

23.

Eckerd - Colesville, MD — retail store in the City of Colesville, Montgomery County, Maryland

24.

High Ridge Crossing — shopping center in the City of High Ridge, Jefferson County, Missouri

25.

Eckerd - Kill Devils Hill, NC — retail store in the City of Kill Devils Hill, Dare County, North Carolina

26.

Hickory Ridge — shopping center in the City of Hickory, Catawba County, North Carolina

27.

Best on the Boulevard — shopping center in the City of Las Vegas, Clark County, Nevada

28.

Coram Plaza — shopping center in the City of Coram, Suffolk County, New York

29.

Cuyahoga Falls Market Center — shopping center in the City of Cuyahoga Falls, Summit County, Ohio

30.

Massillon Commons — shopping center in the City of Massillon, Stark County, Ohio

31.

Southgate Plaza — shopping center in the City of Heath, Licking County, Ohio

32.

CVS - Edmond, OK — retail store in the City of Edmond, Oklahoma County, Okalahoma

33.

CVS - Norman, OK — retail store in the City of Norman, Cleveland County, Okalahoma

34.

Quail Springs (Village at) — shopping center in the City of Oklahoma City, Oklahoma County, Okalahoma

35.

Cranberry Square — shopping center in the City of Cranberry, Butler County, Pennsylvania

36.

Holliday Town Center — shopping center in the City of Duncansville, Blair County, Pennsylvania

37.

Saucon Valley Square — shopping center in the City of Bethlehem, Northampton County, Pennsylvania

38.

Boulevard Plaza — shopping center in the City of Pawtucket, Providence County, Rhode Island

39.

Brown’s Lane — shopping center in the City of Middletown, Newport County, Rhode Island

40.

Cottage Plaza  — shopping center in the City of Pawtucket, Providence County, Rhode Island

41.

Azalea Square I — shopping center in the City of Summerville, Dorchester County, South Carolina

42.

Eckerd - Columbia, SC — retail store in the City of Columbia, Richland County, South Carolina

43.

Eckerd - Greer, SC — retail store in the City of Greer, Greenville County, South Carolina

44.

Irmo Station — shopping center in the City of Irmo, Lexington County, South Carolina

45.

North Rivers Towne Center — shopping center in the City of Charleston, Charleston County, South Carolina

46.

Shoppes at Park West (Publix - Mt. Pleasant) — shopping center in the City of Mt. Pleasant, Charleston County, South Carolina

47.

Columns Shopping Ctr — shopping center in the City of Jackson, Madison County, Tennessee

48.

Eckerd - Crossville, TN — retail store in the City of Crossville, Cumberland County, Tennessee

49.

Harvest Towne Center — shopping center in the City of Knoxville, Knox County, Tennessee

50.

Winchester Commons — shopping center in the City of Memphis, Shelby County, Tennessee

51.

Denton Crossing — shopping center in the City of Denton, Denton County, Texas

52.

Pleasant Run Towne Crossing — shopping center in the City of Cedar Hill, Dallas County, Texas

53.

Trenton Crossing — shopping center in the City of McAllen, Hidalgo County, Texas

54.

Promenade at Redcliff — shopping center in the City of St. George, Washington County, Utah

55.

Northpointe Plaza — shopping center in the City of Spokane, Spokane County, Washington

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

EXAMPLE OF SECTION 7.1(D) CALCULATION

By way of example only, assume that $100,000,000 has been contributed by the Members to the capital of the Company upon formation with Inland Member’s Initial Percentage Interest being 23% and Western’s Initial Percentage Interest being 77%. Assume that a Capital Call of $10,000,000 is made pursuant to Section 7.1(c) of the Agreement. Therefore, the Proportionate Shares for Inland Member and Western of such capital call are 23% ($2,300,000) and 77% ($7,700,000), respectively. Further assume that Western funds only $6,000,000 of its Proportionate Share and that Inland Member elects to fund the unfunded portion of Western’s Proportionate Share ($1,700,000) as an Additional Capital Contribution. Based upon the foregoing assumptions, Western’s failure to fully fund its Proportionate Share will have the following result:

(A)

Western’s Percentage Interest will be reduced by the Reduction Percentage from 77% to 75.81%, calculated using the following formula:

Reduction Percentage = A x ((B x 1.0)/C))

Where:

A = Western’s Initial Percentage Interest (0.77)
B = Western’s Unfunded Proportionate Share ($1,700,000)
C = Total Capital Contributed to the Company ($110,000,000)

[0.77 x ($1,700,000 x 1.0) / $110,000,000] = 0.0119

Western’s Percentage Interest will then be reduced by the Reduction Percentage:

0.77 - 0. 0119 = 0.7581 or 75.81%

(B)

Inland Member’s Percentage Interest will be increased by the Reduction Percentage from 23% to 24.19%.

J-2

EXHIBIT K

[RESERVED]

K-1

EXHIBIT L

[RESERVED]

Exhibit A-

EXHIBIT M

CERTIFICATE FOR LIMITED LIABILITY COMPANY INTERESTS IN IW JV 2009, LLC

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE.  THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.  ANY TRANSFER OF THIS CERTIFICATE OR ANY LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW).

Certificate Number ___

IW JV 2009, LLC, a Delaware limited liability company (the "Company"), hereby certifies that _______________ (together with any assignee of this Certificate, the "Holder") is the registered owner of the limited liability company interests in the Company described in the Limited Liability Company Agreement (as defined below) as owned by “_________________”.  The rights, powers, preferences, restrictions and limitations of the limited liability company interests in the Company are set forth in, and this Certificate and the limited liability company interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company dated as of December 1, 2009, as the same may be further amended or restated from time to time (the "Limited Liability Company Agreement").  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the limited liability company interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement.  The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business.  Transfer of any or all of the limited liability company interests in the Company evidenced by this Certificate is subject to certain restrictions in the Limited Liability Company Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Company of the Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer, and an application for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such Transfer.

Each limited liability company interest in the Company shall constitute a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).

This Certificate and the limited liability company interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

IW JV 2009, LLC

Dated: December 1, 2009

By:

_______________________________________

Name:

_________________________

Title:

_________________________

Exhibit A-

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTEREST

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________ (print or typewrite name of transferee), __________________ (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of limited liability company interests in the Company: ______________ (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints __________________________ and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:

__________________________

Signature:

 (Transferor)

Address:

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the "Applicant") hereby (a) applies for a transfer of the percentage of limited liability company interests in the Company described above (the "Transfer") and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant's admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the limited liability company interests in the Company described above.  Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Liability Company Agreement.

The Applicant directs that the foregoing Transfer and the Applicant's admission to the Company as a Substitute Member shall be effective as of ______________________________.

Name of Transferee (Print)

________________________________________

Dated:

__________________________

Signature:

(Transferee)

Address:

The Company has determined (a) that the Transfer described above is permitted by the Limited Liability Company  Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute member.

______________________ L.L.C.

By:

Name:

Title:

Exhibit A-